EXHIBIT 99.2

Quarterly Supplemental Information
September 30, 2015

Corporate Headquarters	Institutional Analyst Contact	Investor Relations
11695 Johns Creek Parkway, Suite 350	Telephone: 770.418.8592	Telephone: 866.354.3485
Johns Creek, GA 30097	research.analysts@piedmontreit.com	investor.services@piedmontreit.com
Telephone: 770.418.8800		www.piedmontreit.com

Piedmont Office Realty Trust, Inc.
Quarterly Supplemental Information

Notice to Readers:
Please refer to page 50 for a discussion of important risks related to the business of Piedmont Office Realty Trust, Inc., as well as an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information. Considering these risks, uncertainties, assumptions, and limitations, the forward-looking statements about leasing, financial operations, leasing prospects, etc. contained in this quarterly supplemental information report might not occur.

Certain prior period amounts have been reclassified to conform to the current period financial statement presentation. In addition, many of the schedules herein contain rounding to the nearest thousands or millions and, therefore, the schedules may not total due to this rounding convention. Prior to the second quarter of 2014, when the Company sold properties or was under a binding contract to sell properties, it restated historical income statements with the financial results of the sold or under contract assets presented in discontinued operations.

Piedmont Office Realty Trust, Inc.
Corporate Data

Piedmont Office Realty Trust, Inc. (also referred to herein as "Piedmont" or the "Company") (NYSE: PDM) is an owner, manager, developer and operator of high-quality, Class A office properties located in select sub-markets of major U.S. cities. Its geographically-diversified, over $5 billion portfolio is comprised of 19 million square feet (as of the date of release of this report). The Company is a fully-integrated, self-managed real estate investment trust ("REIT") with local management offices in each of its major markets and is investment-grade rated by Standard & Poor’s and Moody’s. Piedmont is headquartered in Atlanta, GA.

This data supplements the information provided in our reports filed with the Securities and Exchange Commission and should be reviewed in conjunction with such filings.

	As of	As of
	September 30, 2015	December 31, 2014
Number of consolidated office properties (1)	68	74
Rentable square footage (in thousands) (1)	20,697	21,471
Percent leased (2)	90.6%	87.7%
Capitalization (in thousands):
Total debt - principal amount outstanding	$2,433,247	$2,279,787
Equity market capitalization (3)	$2,605,390	$2,907,466
Total market capitalization (3)	$5,038,637	$5,187,253
Total debt / Total market capitalization (3)	48.3%	43.9%
Total debt / Total gross assets	40.8%	38.2%
Common stock data:
High closing price during quarter	$18.86	$20.00
Low closing price during quarter	$16.74	$17.61
Closing price of common stock at period end	$17.89	$18.84
Weighted average fully diluted shares outstanding during quarter (in thousands)	149,176	154,420
Shares of common stock issued and outstanding (in thousands) at period end	145,634	154,324
Annual dividend per share (4)	$0.84	$0.81
Rating / outlook
Standard & Poor's	BBB / Stable	BBB / Stable
Moody's	Baa2 / Stable	Baa2 / Stable
Employees	136	130

(1)
As of September 30, 2015, our consolidated office portfolio consisted of 68 properties (exclusive of our equity interest in one property owned through an unconsolidated joint venture, two properties under development, and one property that was taken out of service for redevelopment on January 1, 2014, 3100 Clarendon Boulevard in Arlington, VA). During the first quarter of 2015, we sold 3900 Dallas Parkway, a 120,000 square foot office building located in Plano, TX, and acquired Park Place on Turtle Creek, a 178,000 square foot office building located in Dallas, TX. During the second quarter of 2015, we sold 5601 Headquarters Drive, a 166,000 square foot office building located in Plano, TX, River Corporate Center, a 133,000 square foot office building located in Tempe, AZ, and Copper Ridge Center, a 268,000 square foot office building located in Lyndhurst, NJ. During the third quarter of 2015, we sold Eastpoint I and II, two office buildings consisting of 170,000 square feet located in Mayfield Heights, OH, 3750 Brookside Parkway, a 105,000 square foot office building located in Alpharetta, GA, and Chandler Forum, a 150,000 square foot office building located in Chandler, AZ, and acquired 80 Central Street, a 150,000 square foot office building located in Boxborough, MA. For additional detail on asset transactions, please refer to page 37.

(2)
Calculated as leased square footage plus square footage associated with executed new leases for currently vacant spaces divided by total rentable square footage, all as of the relevant date, expressed as a percentage. This measure is presented for our consolidated office properties and excludes unconsolidated joint venture properties, two development properties, and one out of service property. Please refer to page 27 for additional analyses regarding Piedmont's leased percentage.

(3)	Reflects common stock closing price as of the end of the reporting period.
(4)	Total of the per share dividends paid over the prior four quarters.

Piedmont Office Realty Trust, Inc.
Investor Information

Corporate
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
770.418.8800
www.piedmontreit.com

Executive Management

Donald A. Miller, CFA	Robert E. Bowers	Laura P. Moon	Raymond L. Owens
Chief Executive Officer, President	Chief Financial Officer and Executive	Chief Accounting Officer and	Executive Vice President,
and Director	Vice President	Senior Vice President	Capital Markets

Joseph H. Pangburn	Thomas R. Prescott	Carroll A. Reddic, IV	C. Brent Smith
Executive Vice President,	Executive Vice President,	Executive Vice President,	Executive Vice President,
Southwest Region	Midwest Region	Real Estate Operations and Assistant	New York Region and Strategic
		Secretary	Investments

George Wells	Robert K. Wiberg
Executive Vice President,	Executive Vice President,
Southeast Region	Mid-Atlantic Region and
Head of Development

Board of Directors

Michael R. Buchanan	Wesley E. Cantrell	Barbara B. Lang	Frank C. McDowell
Director and Chairman of the	Director and Chairman of	Director	Director, Vice Chairman of the
Board of Directors	Governance Committee		Board of Directors and Chairman
of Compensation Committee

Donald A. Miller, CFA	Raymond G. Milnes, Jr.	Jeffery L. Swope	Dale H. Taysom
Chief Executive Officer, President	Director and Chairman of	Director and Chairman of	Director
and Director	Audit Committee	Capital Committee

Transfer Agent	Corporate Counsel

Computershare	King & Spalding
P.O. Box 30170	1180 Peachtree Street, NE
College Station, TX 77842-3170	Atlanta, GA 30309
Phone: 866.354.3485	Phone: 404.572.4600

Piedmont Office Realty Trust, Inc.
Financial Highlights
As of September 30, 2015

Financial Results (1)

Funds from operations (FFO) for the quarter ended September 30, 2015 was $60.9 million, or $0.41 per share (diluted), compared to $58.7 million, or $0.38 per share (diluted), for the same quarter in 2014. FFO for the nine months ended September 30, 2015 was $180.5 million, or $1.19 per share (diluted), compared to $174.5 million, or $1.13 per share (diluted), for the same period in 2014. The increase in FFO for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily attributable to operating income contributions from 1) the commencement of leases representing net absorption of available space in the portfolio, and 2) new or renewal leases under which operating expense recovery abatements have expired, both of which were partially offset by 3) increased general and administrative expense in 2015 primarily related to higher accrued potential performance-based compensation expense as a result of the Company's stock performance relative to peers. The increase in FFO for the nine months ended September 30, 2015 as compared to the same period in 2014 was also partially offset by non-recurring insurance recoveries included in 2014 results.

Core funds from operations (Core FFO) for the quarter ended September 30, 2015 was $61.1 million, or $0.41 per share (diluted), compared to $58.8 million, or $0.38 per share (diluted), for the same quarter in 2014. Core FFO for the nine months ended September 30, 2015 was $180.9 million, or $1.19 per share (diluted), compared to $170.5 million, or $1.10 per share (diluted), for the same period in 2014. Core FFO is defined as FFO with incremental adjustments for certain non-recurring items such as net insurance recoveries or losses, acquisition-related costs and other significant non-recurring items. The change in Core FFO for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily attributable to the items described above for changes in FFO, with the exception of non-recurring insurance recoveries, which are excluded from Core FFO.

Adjusted funds from operations (AFFO) for the quarter ended September 30, 2015 was $52.4 million, or $0.35 per share (diluted), compared to $21.8 million, or $0.14 per share (diluted), for the same quarter in 2014. AFFO for the nine months ended September 30, 2015 was $143.8 million, or $0.94 per share (diluted), compared to $77.0 million, or $0.50 per share (diluted), for the same period in 2014. The increase in AFFO for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily related to the items described above for changes in FFO and Core FFO, as well as lesser amounts of straight line rent adjustments and non-incremental capital expenditures in 2015 when compared to 2014. Piedmont experienced a period of high lease expirations from 2011 to 2013. Given the competitive leasing environment over the last several years, many of the leases that the Company entered into during that period included rental abatements, which typically occur at the beginning of a new lease's term. Most of the new or renewal leases with rental abatements are in the early stages of the new leases' terms, resulting in temporarily higher straight line rent adjustments for Piedmont. As the rental abatement periods continue to expire, the straight line rent adjustments will continue to decrease. The higher non-incremental capital expenditures in 2014 when compared to 2015 were also related to the high volume of lease transactions completed during the period from 2011 to 2013.

The changes in per share amounts of FFO, Core FFO and AFFO for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 were also impacted by the reduced weighted average shares outstanding in 2015 as a result of the Company's stock repurchase program. Since the beginning of 2014, Piedmont has repurchased 12.0 million shares at an average price of $17.37 per share.

Operations & Leasing

On a square footage leased basis, our total office portfolio was 90.6% leased as of September 30, 2015, as compared to 88.8% in the prior quarter and 87.5% a year earlier. Please refer to page 27 for additional leased percentage information.

The weighted average remaining lease term of our portfolio was 7.1 years(2) as of September 30, 2015 as compared to 7.1 years at December 31, 2014.

(1)
FFO, Core FFO and AFFO are supplemental non-GAAP financial measures. See page 39 for definitions of non-GAAP financial measures. See pages 15 and 41 for reconciliations of FFO, Core FFO and AFFO to Net Income.

(2)
Remaining lease term (after taking into account leases for vacant spaces which had been executed but not commenced as of September 30, 2015) is weighted based on Annualized Lease Revenue, as defined on page 39.

As previously disclosed, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 262,000 square foot office and retail property located in Arlington, VA, during the first quarter of 2014. The building's retail tenants have remained in occupancy during the redevelopment. Therefore, from an accounting standpoint, the office component of the building was taken out of service and the retail portion of the building, comprised of approximately 28,000 square feet, remained in service during the redevelopment. However, for the purposes of statistical reporting throughout this supplemental report, the entire building has been removed from Piedmont's operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section within the Financial Highlights of this report.

During the three months ended September 30, 2015, the Company completed 901,000 square feet of total leasing. Of the total leasing activity during the quarter, we signed renewal leases for approximately 303,000 square feet and new tenant leases for approximately 598,000 square feet. During the nine months ended September 30, 2015, we completed 2,290,000 square feet of leasing for our consolidated office properties, consisting of 992,000 square feet of renewal leases and 1,298,000 square feet of new tenant leases. The average committed tenant improvement cost per square foot per year of lease term for renewal leases signed at our consolidated office properties during the nine months ended September 30, 2015 was $2.58 and the same measure for new leases was $5.53 (see page 33).

During the three months ended September 30, 2015, we executed seven leases greater than 20,000 square feet with lengths of term of more than one year at our consolidated office properties. Information on those leases is set forth below.

Tenant	Property	Property Location	Square Feet Leased	Expiration Year	Lease Type
Kraft Heinz Foods Company	Aon Center	Chicago, IL	169,717	2029	New
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	2028	New
International Food Policy Research Institute	1201 Eye Street	Washington, DC	101,937	2029	New
Greensky Trade Credit, LLC	Glenridge Highlands Two	Atlanta, GA	36,347	2021	New
NCH Management Systems, Inc.	Fairway Center II	Brea, CA	34,574	2022	Renewal / Expansion
KPMG, LLP	Aon Center	Chicago, IL	31,611	2027	Expansion
PlainsCapital Bank	Park Place on Turtle Creek	Dallas, TX	31,550	2025	Renewal

As of September 30, 2015, there were two tenants whose leases were scheduled to expire during the eighteen month period following the end of the third quarter of 2015 which individually contributed greater than 1% in net Annualized Lease Revenue ("ALR"). Information regarding the leasing status of the spaces associated with these tenants' leases is presented below.

Tenant	Property	Property Location	Net Square Footage Expiring	Net Percentage of Current Quarter Annualized Lease Revenue Expiring (%)	Expiration	Current Leasing Status
KeyBank	2 Gatehall Drive	Parsippany, NJ	200,000	1.0%	Q1 2016	The tenant is not expected to renew its lease. The space is actively being marketed, and discussions are underway with prospective tenants to lease portions of the space.
Harcourt	Braker Pointe III	Austin, TX	195,230	1.1%	Q2 2016	The primary tenant will vacate upon lease expiration. Discussions with current subtenants for direct leases are ongoing. The Company is actively marketing the remainder of the space for lease.

Future Lease Commencements and Abatements

As of September 30, 2015, our overall leased percentage was 90.6% and our economic leased percentage was 83.0%. The difference between overall leased percentage and economic leased percentage is attributable to two factors:

1.
leases which have been contractually entered into for currently vacant spaces but have not yet commenced (amounting to approximately 674,000 square feet of leases as of September 30, 2015, or 3.2% of the office portfolio); and

2.
leases which have commenced but the tenants have not commenced paying full rent due to rental abatements (amounting to 1.1 million square feet of leases as of September 30, 2015, or a 4.4% impact to leased percentage on an economic basis).

Piedmont has leases with many large corporate office space users. The average size of lease in the Company's portfolio is approximately 27,000 square feet. Due to the large size and length of term of new leases, Piedmont typically signs leases several months in advance of their anticipated lease commencement dates. Presented below is a schedule of uncommenced leases greater than 50,000 square feet and their anticipated commencement dates. Lease renewals are excluded from this schedule.

Tenant	Property	Property Location	Square Feet Leased	Space Status	Estimated Commencement Date	New / Expansion
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	Vacant	Q4 2015	New
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	Vacant	Q3 2016	New
Norris, McLaughlin & Marcus, P.A.	400 Bridgewater Crossing	Bridgewater, NJ	61,642	Not Vacant	Q4 2016	New
Kraft Heinz Foods Company	Aon Center	Chicago, IL	169,717	Vacant	Q1 2017	New
Continental Casualty Company	500 TownPark	Lake Mary, FL	108,000	Under Development	Q1 2017	New
International Food Policy Research Institute (1)	1201 Eye Street	Washington, DC	101,937	Partially Vacant	Q2 2017 / Q2 2018	New

Due to the current economic environment, many recently negotiated leases provide for rental abatement concessions to tenants. Rental abatements typically occur at the beginning of a new lease's term. Since the Company's IPO in 2010, Piedmont has signed approximately 16.8 million square feet of leases within its consolidated office portfolio. Due to the large number of new leases in the Company's portfolio, abatements provided under those new leases have temporarily impacted the Company's current cash net operating income and AFFO.

Presented below is a schedule of leases with abatements of greater than 50,000 square feet that are either currently under abatement or will be so within the next twelve months.

Tenant	Property	Property Location	Square Feet	Remaining Abatement Schedule	Lease Expiration
Advanced Micro Devices	90 Central Street	Boxborough, MA	107,244	March through November 2015	Q4 2020
Catamaran	Windy Point II	Schaumburg, IL	50,686	March 2015 through April 2016	Q1 2025
Integrys	Aon Center	Chicago, IL	160,423	May through September 2015 and 2016	Q2 2029
AT&T Illinois	Aon Center	Chicago, IL	75,113	July through December 2015; August 2017 through January 2018	Q3 2029
Liberty Mutual Insurance Company	Suwanee Gateway One	Suwanee, GA	59,579	July through October 2015	Q4 2020
Lockton Companies	500 West Monroe Street	Chicago, IL	52,201	August 2015 through July 2016	Q3 2026
Comcast	Windy Point I	Schaumburg, IL	72,513	October 2015 through February 2016	Q1 2023
Nestle	800 North Brand Boulevard	Glendale, CA	400,892	December 2015 through March 2016	Q1 2021
Aon	Aon Center	Chicago, IL	382,076	January through May 2016	Q4 2028
DDB Needham	Aon Center	Chicago, IL	187,000	January 2016 through June 2018	Q2 2018
United States of America (Corporation for National and Community Service)	One Independence Square	Washington, DC	84,606	January 2016 through June 2017	Q4 2030
Miller Canfield	150 West Jefferson	Detroit, MI	69,974	January 2016	Q2 2026
Thoughtworks	Aon Center	Chicago, IL	52,529	January through March 2016 and 2017	Q4 2023
Mitsubishi Hitachi Power Systems	400 TownPark	Lake Mary, FL	75,321	February and March 2016, 2017 and 2018	Q1 2026
Motorola Solutions, Inc.	500 West Monroe Street	Chicago, IL	150,345	July 2016 through June 2017	Q2 2028

(1)	Approximately 45,000 square feet of space associated with the lease is vacant; the tenant will take the currently vacant space in Q2 2017.

Financing and Capital Activity

Among Piedmont's strategic objectives is to harvest capital through the disposition of non-core assets, assets where returns have been maximized, and assets located in non-strategic submarkets and to use the sale proceeds to:

•
invest in real estate assets with higher overall return prospects in selected markets in which we have, or plan to have, a significant operating presence and that otherwise meet our strategic criteria;

•	reduce leverage levels by repaying outstanding debt; and/or

•	repurchase Company stock.
During the third quarter of 2015, the Company continued to execute on its strategic plan, the details of which are provided below.

Dispositions (1)

•
On July 28, 2015, Piedmont completed the sale of Eastpoint I and II, the 91% leased, 170,000 square foot sister buildings located in Mayfield Heights, OH, for $18.5 million, or $108 per square foot. The sale of the properties marks Piedmont’s exit from the Cleveland, OH market. Piedmont recorded an impairment loss on the assets of approximately $5.4 million during the second quarter of 2015 as a result of changing the holding period assumptions for the properties and a $0.2 million loss on the sale of the assets.

•
On August 10, 2015, Piedmont completed the sale of 3750 Brookside Parkway, a 105,000 square foot, 91% leased office building located in Alpharetta, GA, for $14.1 million, or $134 per square foot. Piedmont recorded a $1.4 million gain on the sale of the asset.

•
On September 1, 2015, Piedmont completed the sale of Chandler Forum, a 150,000 square foot, single-tenant, 100% leased office building located in Chandler, AZ, for $33.9 million, or $226 per square foot. Piedmont recorded a $15.5 million gain on the sale of the asset. The sale leaves the Company with one remaining asset in the Phoenix market.

Acquisitions

•
On July 24, 2015, Piedmont completed the purchase of 80 Central Street, a three-story, 93% leased, 150,000 square foot office building located in the Boston submarket of Boxborough, MA. The property is located adjacent to the Company's 90 Central Street property, with which it shares certain building systems and amenities, and its acquisition allows Piedmont to realize marketing and operational synergies. The purchase price was $13.5 million, or $90 per square foot, which is significantly below the estimated replacement cost of $275 per square foot.

For additional information on acquisitions and dispositions, please refer to page 37.

Development
During the first quarter of 2014, Piedmont commenced the redevelopment of its 3100 Clarendon Boulevard property, a 262,000 square foot office and retail property located adjacent to the Clarendon Metrorail Station in Arlington, VA. Until the end of 2013, the property had been predominantly leased to the United States of America (Defense Intelligence Agency) for the previous 15+ years. The expiration of the U.S. Government's lease afforded Piedmont the opportunity to upgrade and reposition the property in order to attract private sector tenants and to capture the incremental value potential for the location (attributable primarily to nearby amenities desirable to tenants, including housing, retail, and Metrorail transportation). The project remains on schedule; a majority of the redevelopment relates to the office tower and is complete. The retail facade portion of the redevelopment is underway and should be completed in 2015. From an accounting standpoint, during the redevelopment, the office component of the building has been out of service and the retail portion of the building, comprised of approximately 28,000 square feet, has remained in service. However, for the purposes of statistical reporting on the Company's assets in this supplemental report, the entire building has been removed from Piedmont's operating portfolio. It is anticipated that the total costs to redevelop the building (exclusive of capitalized implied financing costs) will be approximately $33 million, approximately $27.2 million of which had been recorded in work in progress as of September 30, 2015. Following the completion of the redevelopment, the Company anticipates incurring additional re-leasing costs.

During the fourth quarter of 2013, Piedmont announced the development of Enclave Place, a 301,000 square foot office building located in Houston, TX. The eleven-story building is being constructed on Piedmont's 4.7 acre development site adjacent to its 1430 Enclave Parkway property and located within a deed-restricted and architecturally-controlled office park in Houston's Energy Corridor. Ground was broken in April 2014, and physical construction was completed during the third quarter of 2015. The development costs are anticipated to be approximately $85 million to $90 million, inclusive of leasing costs. Approximately $58.8 million had been recorded in work in progress as of September 30, 2015.

(1)
On April 1, 2014, Piedmont early-adopted the provisions of Financial Accounting Standards Board ASU 2014-08. As such, Piedmont will no longer reclassify to discontinued operations the operating income associated with newly-sold single assets or small portfolios which do not represent a strategic shift or significant impact on Piedmont's future operations. There will be no restatement for prior periods and all operating income associated with assets either sold or under binding contract to sell as of the end of the first quarter of 2014 will continue to be reflected in discontinued operations. Assuming future sales do not meet the new criteria for reclassification as discontinued operations, such future sales will not be presented in discontinued operations.

During the second quarter of 2015, Piedmont executed a 108,000 square foot, thirteen-year anchor-tenant lease with Continental Casualty Company at 500 TownPark in Lake Mary, FL. 500 TownPark will be a ground-up development comprised of a 135,000 square foot, four-story office building to be built on a portion of the Company's 25.2 acres of developable land in Lake Mary. With the signing of the Continental Casualty lease, the building is 80% pre-leased. Currently in the design and permitting phase, the Company plans to begin physical construction in late fourth quarter 2015. The development costs are anticipated to be $28 million to $30 million, inclusive of leasing costs. The site is situated at the intersection of Interstate 4 and Highway 417 and is well located within a development consisting of office, retail, residential and hotel uses. After the completion of 500 TownPark, the Company's remaining land holdings in the urban development could accommodate up to 1,200,000 square feet of additional, multi-use development.

For additional information on Piedmont's development projects, please refer to page 38.

Finance
As of September 30, 2015, our ratio of debt to total gross assets was 40.8%. This debt ratio is based on total principal amount outstanding for our various loans at September 30, 2015. Refer to page 48 for additional information on the sale of Aon Center and its impact on the Company.
In anticipation of paying off two maturing mortgages and considering the historically-low interest rate environment, Piedmont entered into several ten-year forward-starting swaps during the first quarter of 2015 for a total notional amount of $250 million for a planned 2016 financing. Through the swaps, the Company has effectively locked the treasury interest rate component of the targeted future financing. At current swap spread levels, the treasury component for a possible future ten-year debt issuance was effectively locked at approximately 2.2% to 2.3%.

Stock Repurchase Program
During the third quarter of 2015, the Company repurchased approximately 6.2 million shares of common stock under its share repurchase program at an average price of $17.76 per share, or approximately $110.2 million (before consideration of transaction costs). Since the stock repurchase program began in December 2011, the Company has repurchased a total of 27.7 million shares at an average price of $17.16 per share, or approximately $476.0 million in aggregate (before consideration of transaction costs). As of quarter end, Board-approved capacity remaining for additional repurchases totaled approximately $80.6 million under the stock repurchase plan. Repurchases of stock under the program will be made at the Company's discretion and will depend on market conditions, other investment opportunities and other factors that the Company deems relevant.

Dividend
On July 29, 2015, the Board of Directors of Piedmont declared a dividend for the third quarter of 2015 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on August 28, 2015. The dividend was paid on September 18, 2015. The Company's dividend payout percentage for the nine months ended September 30, 2015 was 53% of Core FFO and 68% of AFFO.

Subsequent Events

On October 2, 2015, Piedmont entered into a binding contract to sell 2 Gatehall Drive, a 405,000 square foot, 100% leased office building located in Parsippany, NJ. The sale price is $51 million, or $126 per square foot, with an anticipated closing date in December 2015. As part of the transaction, Piedmont will provide 60% loan-to-value short-term seller financing at an interest rate of 7.0%. The interest-only loan will mature on June 30, 2016; however, there is one six-month extension option available to the borrower, the exercise of which requires the payment of an extension fee and the giving of proper notice. In connection with the receipt of the unsolicited offer to purchase the building, the Company reassessed its holding period assumptions and recorded an impairment loss of $34.8 million during the third quarter of 2015.

On October 29, 2015, Piedmont completed the sale of Aon Center, a 2.7 million square foot office building located in the East Loop of downtown Chicago, IL, for $712 million, or approximately $260 per square foot. Since purchasing the office tower in 2003 for $465.2 million, Piedmont implemented best-in-class management operations, helping it to secure Energy Star ratings, LEED accreditation, and the BOMA 360 designation for the property. The appeal of the asset and its amenity base is evidenced in its high-quality tenant roster, which includes the addition of a 170,000 square foot lease with Kraft Heinz Foods Company commencing in January 2017, bringing the building's leased percentage to approximately 87%. During its ownership, Piedmont was able to attract to the building other well-known companies, such as KPMG, Microsoft, United Health Group, Integrys, and Federal Home Loan Bank of Chicago, in addition to securing the renewals of Aon, JLL and Edelman. The Company successfully positioned the property as one of Chicago's most distinguished business addresses, helping it to realize significant value for its shareholders. Net sales proceeds from the transaction were approximately $646 million after deducting closing costs, buyer-assumed lease abatements and contractual tenant capital improvements and leasing commissions. The sale of the asset, which was the largest individual property in the portfolio, allowed the Company to accomplish the following subsequent to quarter end:

•	Decrease the concentration of its revenues and NOI in one asset, which represented 14% of ALR and 10% of cash NOI at September 30, 2015;

•	Enhance its balance sheet through the payoff of the balance outstanding under its revolving line of credit;

•
Increase shareholder value through $110.2 million in stock repurchases completed during the third quarter of 2015 (the funds for which had been drawn on the Company's revolving line of credit during the third quarter of 2015); and

•	Redeploy $259.1 million of proceeds into two real assets that are consistent with the Company’s target market strategy and accretive to earnings (see below for additional information).
Please see page 48 for a presentation of key metrics at September 30, 2015 for Piedmont, with and without the sale of Aon Center and the related use of proceeds.

On November 4, 2015, utilizing proceeds from the disposition of Aon Center, Piedmont completed the strategic acquisition of a two-property portfolio for a combined purchase price of $259.1 million: SunTrust Center in downtown Orlando, FL, for $170.8 million, or $261 per square foot, and Galleria 300 in Atlanta, GA, for $88.3 million, or $204 per square foot.

•
SunTrust Center is 89% leased and consists of a 30-story, 571,000 square foot, trophy office tower, an adjacent seven-story, 84,000 square foot, Class A office building, and a five-level, 1,292 space parking structure. Located in the heart of Orlando's central business district and the tallest office tower in the city, SunTrust Center offers its tenants an excellent amenity base, including abundant nearby hotel, retail, housing, and transportation options, in addition to several entertainment venues. The purchase was completed at an estimated discount to replacement cost of approximately 30%.

•
Galleria 300 consists of a 20-story, 433,000 square foot, Class A office building with an attached, seven-story, 1,152 space parking structure. The building is part of the master-planned Galleria development, considered the best Class A office park in the Northwest submarket of Atlanta, with superior accessibility and visibility to two of Atlanta's major thoroughfares, Interstates 285 and 75. There are numerous retail, housing and hotel options proximate to the property, affording the tenancy a compelling amenity base. Additionally, the building is located across Interstate 285 from the new Atlanta Braves ballpark, SunTrust Park, which is bringing additional retail, hotel and residential infill development. At 89% leased, the building offers earnings growth and value accretion potential through leasing up existing vacancies as the area benefits from additional growth and urbanization. The purchase was completed at an estimated discount to replacement cost of approximately 37%.

The acquisition of both projects is consistent with Piedmont’s strategy to invest in high-quality assets at attractive bases within select submarkets of its strategic operating footprint.

On November 9, 2015, the Board of Directors of Piedmont declared a dividend for the fourth quarter of 2015 in the amount of $0.21 per common share outstanding to stockholders of record as of the close of business on November 27, 2015. The dividend is to be paid on December 18, 2015.

Guidance for 2015

The Company is slightly raising the midpoint and narrowing its financial guidance for calendar year 2015 to reflect the revised outlook for the year based upon current operational circumstances, including the disposition of Aon Center in Chicago, IL and the acquisitions of SunTrust Center in Orlando, FL and Galleria 300 in Atlanta, GA. This guidance is based upon management's expectations at this time.

	Low	High
Core Funds from Operations	$240 million	$244 million
Core Funds from Operations per diluted share	$1.59	$1.62

These estimates reflect management’s view of current market conditions and incorporate certain economic and operational assumptions and projections. Actual results could differ from these estimates. Note that individual quarters may fluctuate on both a cash basis and an accrual basis due to the timing of lease commencements and expirations, repairs and maintenance, capital expenditures, capital markets activities, seasonal general and administrative expenses, accrued potential performance-based compensation expenses, and one-time revenue or expense events. In addition, the Company’s guidance is based on information available to management as of the date of this supplemental report.

Piedmont Office Realty Trust, Inc.
Key Performance Indicators
Unaudited (in thousands except for per share data)

This section of our supplemental report includes non-GAAP financial measures, including, but not limited to, Core Earnings Before Interest, Taxes, Depreciation, and Amortization (Core EBITDA), Funds from Operations (FFO), Core Funds from Operations (Core FFO), and Adjusted Funds from Operations (AFFO). Definitions of these non-GAAP measures are provided on page 39 and reconciliations are provided beginning on page 41.

	Three Months Ended
	9/30/2015		6/30/2015	3/31/2015	12/31/2014	9/30/2014
Selected Operating Data
Percent leased (1)	90.6%		88.8%	88.8%	87.7%	87.5%
Percent leased - economic (1) (2)	83.0%		82.4%	80.6%	81.3%	78.7%
Rental income	$117,994		$117,454	$117,807	$115,915	$114,529
Total revenues	$148,815		$146,734	$149,759	$146,711	$144,641
Total operating expenses	$149,948	(3)	$125,910	$121,545	$117,922	$117,442
Core EBITDA	$80,062		$77,969	$79,314	$78,613	$77,613
Core FFO applicable to common stock	$61,058		$59,760	$60,099	$59,618	$58,814
Core FFO per share - diluted	$0.41		$0.39	$0.39	$0.39	$0.38
AFFO applicable to common stock	$52,433		$45,734	$45,608	$41,205	$21,829
AFFO per share - diluted	$0.35		$0.30	$0.30	$0.27	$0.14
Gross dividends	$31,036		$32,268	$32,411	$32,408	$30,865
Dividends per share	$0.210		$0.210	$0.210	$0.210	$0.200
Selected Balance Sheet Data
Total real estate assets	$3,934,113		$4,005,824	$4,094,942	$4,075,092	$4,058,414
Total gross real estate assets	$5,153,613		$5,215,938	$5,297,481	$5,253,356	$5,197,338
Total assets	$4,739,874		$4,781,302	$4,819,862	$4,795,501	$4,778,302
Net debt (4)	$2,387,840		$2,315,934	$2,320,504	$2,261,802	$2,226,326
Total liabilities	$2,647,136		$2,525,451	$2,533,939	$2,483,486	$2,439,456
Ratios
Core EBITDA margin (5)	53.8%		53.1%	53.0%	53.6%	53.7%
Fixed charge coverage ratio (6)	4.0 x		4.0 x	4.0 x	4.0 x	4.0 x
Average net debt to Core EBITDA (7)	7.3 x		7.4 x	7.2 x	7.1 x	6.9 x

(1)	Please refer to page 27 for additional leased percentage information.
(2)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements). Due to variations in rental abatement structures whereby some abatements are provided for the first few months of each lease year as opposed to being provided entirely at the beginning of the lease, there will be variability to the economic leased percentage over time as abatements commence and expire. Please see the Future Lease Commencements and Abatements section of Financial Highlights for details on near-term abatements for large leases.

(3)
Amount includes a $34.8 million impairment loss associated with 2 Gatehall Drive located in Parsippany, NJ. Please refer to the Subsequent Events section of Financial Highlights for additional information.

(4)
Net debt is calculated as the total principal amount of debt outstanding minus cash and cash equivalents and escrow deposits and restricted cash. The increase in net debt over the last year is primarily attributable to capital expenditures and stock repurchases in excess of net dispositions during that time period, the shortfall of which was largely funded with debt.

(5)	Core EBITDA margin is calculated as Core EBITDA divided by total revenues (including revenues associated with discontinued operations).
(6)
The fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during any of the periods presented; the Company had capitalized interest of $954,086 for the quarter ended September 30, 2015, $885,576 for the quarter ended June 30, 2015, $823,770 for the quarter ended March 31, 2015, $688,177 for the quarter ended December 31, 2014, and $541,349 for the quarter ended September 30, 2014; the Company had principal amortization of $204,580 for the quarter ended September 30, 2015, $201,768 for the quarter ended June 30, 2015, $132,969 for the quarter ended March 31, 2015, $262,284 for the quarter ended December 31, 2014, and $193,560 for the quarter ended September 30, 2014.

(7)
Core EBITDA is annualized for the purposes of this calculation. The average net debt to Core EBITDA ratios presented are higher than our historical performance on this measure primarily as a result of capital expenditures and stock repurchases in excess of net dispositions, the shortfall of which was largely funded with debt. This measure has also been impacted by downtime associated with recent re-tenanting efforts, as well as rent roll downs. For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

Piedmont Office Realty Trust, Inc.
Consolidated Balance Sheets
Unaudited (in thousands)

	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Assets:
Real estate, at cost:
Land assets	$671,832	$672,747	$679,094	$674,554	$666,666
Buildings and improvements	3,589,298	3,620,647	3,671,925	3,631,580	3,608,540
Buildings and improvements, accumulated depreciation	(933,717)	(911,168)	(914,551)	(889,997)	(861,347)
Intangible lease asset	148,403	153,106	153,465	150,037	150,336
Intangible lease asset, accumulated amortization	(87,633)	(88,954)	(84,212)	(79,860)	(75,409)
Construction in progress	75,083	63,211	82,246	61,891	42,479
Real estate assets held for sale, gross	668,997	706,227	710,751	735,295	729,318
Real estate assets held for sale, accumulated depreciation & amortization	(198,150)	(209,992)	(203,776)	(208,408)	(202,169)
Total real estate assets	3,934,113	4,005,824	4,094,942	4,075,092	4,058,414
Investments in and amounts due from unconsolidated joint ventures	7,652	7,714	7,820	7,798	7,638
Cash and cash equivalents	7,702	8,997	7,479	12,306	8,815
Tenant receivables, net of allowance for doubtful accounts	26,748	25,474	30,132	27,711	28,403
Straight line rent receivable	149,060	146,632	150,511	146,836	141,219
Notes receivable	45,400	45,400	—	—	—
Escrow deposits and restricted cash	37,705	521	671	5,679	908
Prepaid expenses and other assets	31,764	31,070	24,941	25,656	34,626
Goodwill	180,097	180,097	180,097	180,097	180,097
Interest rate swap	—	8,290	520	430	434
Deferred financing costs, less accumulated amortization	7,220	7,491	7,391	7,667	7,969
Deferred lease costs, less accumulated amortization	231,379	234,127	238,085	228,953	232,236
Other assets held for sale	81,034	79,665	77,273	77,276	77,543
Total assets	$4,739,874	$4,781,302	$4,819,862	$4,795,501	$4,778,302
Liabilities:
Unsecured debt, net of discount	$1,925,863	$1,817,538	$1,877,318	$1,828,544	$1,784,412
Secured debt	502,456	502,757	448,791	449,045	449,427
Accounts payable, accrued expenses, and accrued capital expenditures	132,741	128,898	119,466	133,988	135,320
Deferred income	26,087	26,633	25,970	22,215	21,958
Intangible lease liabilities, less accumulated amortization	38,896	40,597	42,311	42,560	44,214
Interest rate swaps	20,526	8,411	19,416	6,417	3,358
Notes Payable and other liabilities held for sale	567	617	667	717	767
Total liabilities	$2,647,136	$2,525,451	$2,533,939	$2,483,486	$2,439,456
Stockholders' equity:
Common stock	1,456	1,518	1,543	1,543	1,543
Additional paid in capital	3,669,154	3,668,378	3,667,574	3,666,182	3,669,541
Cumulative distributions in excess of earnings	(1,570,377)	(1,427,312)	(1,378,786)	(1,365,620)	(1,345,609)
Other comprehensive loss	(8,524)	12,242	(5,437)	8,301	11,758
Piedmont stockholders' equity	2,091,709	2,254,826	2,284,894	2,310,406	2,337,233
Non-controlling interest	1,029	1,025	1,029	1,609	1,613
Total stockholders' equity	2,092,738	2,255,851	2,285,923	2,312,015	2,338,846
Total liabilities, redeemable common stock and stockholders' equity	$4,739,874	$4,781,302	$4,819,862	$4,795,501	$4,778,302
Common stock outstanding at end of period	145,634	151,833	154,340	154,324	154,325

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Revenues:
Rental income	$117,994	$117,454	$117,807	$115,915	$114,529
Tenant reimbursements	30,273	28,813	31,390	30,295	29,579
Property management fee revenue	548	467	562	501	533
	148,815	146,734	149,759	146,711	144,641
Expenses:
Property operating costs	61,677	61,479	64,236	62,002	62,027
Depreciation	31,199	36,039	36,232	35,442	35,366
Amortization	14,021	14,955	14,670	14,172	14,235
Impairment losses on real estate assets	34,815	5,354	—	—	—
General and administrative	8,236	8,083	6,407	6,306	5,814
	149,948	125,910	121,545	117,922	117,442
Real estate operating income	(1,133)	20,824	28,214	28,789	27,199
Other income / (expense):
Interest expense	(18,832)	(18,172)	(19,016)	(18,854)	(18,654)
Other income / (expense)	803	596	(181)	(6)	524
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	—	—	2,478	(8)
Equity in income / (loss) of unconsolidated joint ventures	135	124	159	160	89
	(17,894)	(17,452)	(19,038)	(16,222)	(18,049)
Income from continuing operations	(19,027)	3,372	9,176	12,567	9,150
Discontinued operations:
Operating income, excluding impairment loss	16	(3)	—	(42)	16
Gain / (loss) on sale of properties	(2)	—	—	—	—
Income / (loss) from discontinued operations	14	(3)	—	(42)	16
Gain on sale of real estate (2)	17,142	26,611	10,073	(8)	—
Net income	(1,871)	29,980	19,249	12,517	9,166
Less: Net income attributable to noncontrolling interest	(4)	(4)	(4)	(3)	(4)
Net income attributable to Piedmont	$(1,875)	$29,976	$19,245	$12,514	$9,162
Weighted average common shares outstanding - diluted	149,176	153,757	154,580	154,520	154,561
Net income per share available to common stockholders - diluted	$(0.01)	$0.20	$0.12	$0.08	$0.06

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
The gain on sale of real estate reflected in the third quarter of 2015 was primarily related to the sale of Chandler Forum in Chandler, AZ, on which we recorded a $15.5 million gain, that in the second quarter of 2015 was primarily related to the sale of Copper Ridge Center in Lyndhurst, NJ, on which we recorded a $13.3 million gain, and 5601 Headquarters Drive in Plano, TX, on which we recorded an $8.0 million gain, and that in the first quarter of 2015 was primarily related to the sale of 3900 Dallas Parkway in Plano, TX, on which we recorded a $10.1 million gain.

Piedmont Office Realty Trust, Inc.
Consolidated Statements of Income
Unaudited (in thousands except for per share data)

	Three Months Ended				Nine Months Ended
	9/30/2015	9/30/2014	Change ($)	Change (%)	9/30/2015	9/30/2014	Change ($)	Change (%)
Revenues:
Rental income	$117,994	$114,529	$3,465	3.0%	$353,255	$338,720	$14,535	4.3%
Tenant reimbursements	30,273	29,579	694	2.3%	90,476	79,253	11,223	14.2%
Property management fee revenue	548	533	15	2.8%	1,577	1,568	9	0.6%
	148,815	144,641	4,174	2.9%	445,308	419,541	25,767	6.1%
Expenses:
Property operating costs	61,677	62,027	350	0.6%	187,392	177,434	(9,958)	(5.6)%
Depreciation	31,199	35,366	4,167	11.8%	103,470	103,154	(316)	(0.3)%
Amortization	14,021	14,235	214	1.5%	43,646	42,407	(1,239)	(2.9)%
Impairment losses on real estate assets	34,815	—	(34,815)	—%	40,169	—	(40,169)	—%
General and administrative	8,236	5,814	(2,422)	(41.7)%	22,726	17,514	(5,212)	(29.8)%
	149,948	117,442	(32,506)	(27.7)%	397,403	340,509	(56,894)	(16.7)%
Real estate operating income	(1,133)	27,199	(28,332)	(104.2)%	47,905	79,032	(31,127)	(39.4)%
Other income / (expense):
Interest expense	(18,832)	(18,654)	(178)	(1.0)%	(56,020)	(55,592)	(428)	(0.8)%
Other income / (expense)	803	524	279	53.2%	1,218	68	1,150	1,691.2%
Net recoveries / (loss) from casualty events and litigation settlements (1)	—	(8)	8	100.0%	—	4,514	(4,514)	(100.0)%
Equity in income / (loss) of unconsolidated joint ventures	135	89	46	51.7%	418	(510)	928	182.0%
	(17,894)	(18,049)	155	0.9%	(54,384)	(51,520)	(2,864)	(5.6)%
Income from continuing operations	(19,027)	9,150	(28,177)	(307.9)%	(6,479)	27,512	(33,991)	(123.5)%
Discontinued operations:
Operating income, excluding impairment loss	16	16	—	—%	13	996	(983)	(98.7)%
Gain / (loss) on sale of properties	(2)	—	(2)	—%	(2)	1,198	(1,200)	(100.2)%
Income / (loss) from discontinued operations (2)	14	16	(2)	(12.5)%	11	2,194	(2,183)	(99.5)%
Gain on sale of real estate (3)	17,142	—	17,142	—%	53,826	1,140	52,686	4,621.6%
Net income	(1,871)	9,166	(11,037)	(120.4)%	47,358	30,846	16,512	53.5%
Less: Net income attributable to noncontrolling interest	(4)	(4)	—	—%	(12)	(12)	—	—%
Net income attributable to Piedmont	$(1,875)	$9,162	$(11,037)	(120.5)%	$47,346	$30,834	$16,512	53.6%
Weighted average common shares outstanding - diluted	149,176	154,561			152,499	154,665
Net income per share available to common stockholders - diluted	$(0.01)	$0.06			$0.31	$0.20

(1)	Presented on this line are net expenses and insurance reimbursements related to 1) lawsuits settled in 2013 and 2) damage caused by Hurricane Sandy in October 2012.
(2)
Reflects operating results for 11107 and 11109 Sunset Hills Road in Reston, VA, which were sold on March 19, 2014; and 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, which were sold on April 30, 2014. In the future, it is less likely that single-asset or small portfolio dispositions will be reclassed to discontinued operations; please find additional information on this change in the Financing and Capital Activity section of Financial Highlights.

(3)
The gain on sale of real estate for the nine months ended September 30, 2015 was primarily related to a $15.5 million gain recorded on the sale of Chandler Forum in Chandler, AZ, in the third quarter of 2015, a $13.8 million gain recorded on the sale of Copper Ridge Center in Lyndhurst, NJ, in the second and third quarters of 2015, an $8.0 million gain recorded on the sale of 5601 Headquarters Drive in Plano, TX, in the second quarter of 2015, and a $10.1 million gain recorded on the sale of 3900 Dallas Parkway in Plano, TX, in the first quarter of 2015.

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations and Adjusted Funds From Operations
Unaudited (in thousands except for per share data)

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014

GAAP net income applicable to common stock	$(1,875)	$9,162	$47,346	$30,834
Depreciation (1) (2)	31,093	35,286	103,125	103,132
Amortization (1)	14,037	14,248	43,694	42,660
Impairment loss (1)	34,815	—	40,169	—
Loss / (gain) on sale of properties (1)	(17,140)	—	(53,824)	(2,169)
NAREIT funds from operations applicable to common stock	60,930	58,696	180,510	174,457
Adjustments:
Acquisition costs	128	110	275	539
Loss / (gain) on extinguishment of swaps	—	—	132	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	8	—	(4,514)
Core funds from operations applicable to common stock	61,058	58,814	180,917	170,482
Adjustments:
Deferred financing cost amortization	718	598	2,122	2,076
Amortization of note payable step-up	(121)	(120)	(363)	(126)
Amortization of discount on senior notes	49	47	146	128
Depreciation of non real estate assets	168	141	529	370
Straight-line effects of lease revenue (1)	(2,519)	(6,780)	(10,774)	(23,950)
Stock-based and other non-cash compensation expense	2,622	1,139	5,039	3,046
Amortization of lease-related intangibles (1)	(1,145)	(1,010)	(3,369)	(3,653)
Acquisition costs	(128)	(110)	(275)	(539)
Non-incremental capital expenditures (3)	(8,269)	(30,890)	(30,197)	(70,862)
Adjusted funds from operations applicable to common stock	$52,433	$21,829	$143,775	$76,972

Weighted average common shares outstanding - diluted	149,176	154,561	152,499	154,665

Funds from operations per share (diluted)	$0.41	$0.38	$1.19	$1.13
Core funds from operations per share (diluted)	$0.41	$0.38	$1.19	$1.10
Adjusted funds from operations per share (diluted)	$0.35	$0.14	$0.94	$0.50

(1)	Includes adjustments for consolidated properties, including discontinued operations, and for our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Excludes depreciation of non real estate assets.
(3)	Non-incremental capital expenditures are defined on page 39.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Net income attributable to Piedmont	$(1,875)	$9,162	$47,346	$30,834
Net income attributable to noncontrolling interest	4	4	12	12
Interest expense (1)	18,832	18,654	56,020	55,592
Depreciation (1)	31,261	35,427	103,654	103,502
Amortization (1)	14,037	14,248	43,694	42,660
Acquisition costs	128	110	275	539
Impairment loss (1)	34,815	—	40,169	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	8	—	(4,514)
Loss / (gain) on sale of properties (1)	(17,140)	—	(53,824)	(2,169)
Core EBITDA	80,062	77,613	237,346	226,456
General & administrative expenses (1)	8,246	5,808	22,764	17,550
Management fee revenue (2)	(329)	(299)	(891)	(839)
Other (income) / expense (1) (3)	(931)	21	(1,493)	54
Straight-line effects of lease revenue (1)	(2,519)	(6,780)	(10,774)	(23,950)
Amortization of lease-related intangibles (1)	(1,145)	(1,010)	(3,369)	(3,653)
Property net operating income (cash basis)	83,384	75,353	243,583	215,618
Change period over period	10.7%	N/A	13.0%	N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(3,190)	(1,387)	(8,698)	(1,442)
Dispositions (5)	(429)	(2,885)	(5,153)	(10,366)
Other investments (6)	(276)	(214)	(822)	258
Same store net operating income (cash basis)	$79,489	$70,867	$228,910	$204,068
Change period over period	12.2%	N/A	12.2%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; and 80 Central Street in Boxborough, MA, purchased on July 24, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; and Chandler Forum in Chandler, AZ, sold on September 1, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Cash Basis)
Contributions from Seven of the Largest Markets	Three Months Ended				Nine Months Ended
	9/30/2015		9/30/2014		9/30/2015		9/30/2014
	$	%	$	%	$	%	$	%
Washington, D.C. (1)	$13,163	16.6	$12,907	18.2	$38,485	16.8	$41,508	20.3
Chicago (2) (3)	13,687	17.2	10,261	14.5	35,382	15.4	21,223	10.4
New York	11,219	14.1	11,605	16.4	33,404	14.6	32,770	16.1
Dallas (4)	5,875	7.4	3,505	4.9	17,250	7.5	11,067	5.4
Boston	5,524	6.9	5,979	8.4	16,874	7.4	17,727	8.7
Minneapolis	5,161	6.5	4,507	6.4	14,586	6.4	15,204	7.5
Los Angeles (5)	4,152	5.2	2,697	3.8	12,493	5.5	9,573	4.7
Other (6)	20,708	26.1	19,406	27.4	60,436	26.4	54,996	26.9
Total	$79,489	100.0	$70,867	100.0	$228,910	100.0	$204,068	100.0

(1)
The decrease in Washington, D.C. Same Store Net Operating Income for the nine months ended September 30, 2015 as compared to the same period in 2014 was primarily attributable to a lease expiration at 9200 Corporate Boulevard in Rockville, MD, and a one-time, $1.1 million rental income true-up in 2014 associated with the increased rental rate under the renewed National Park Service lease along with a 45,000 square foot contraction under that lease in 2015 at 1201 Eye Street in Washington, D.C. Partially offsetting the decrease in Washington, D.C. Same Store Net Operating Income was $1.5 million in lease termination income from Lockheed Martin related to the exercise of its early termination option, the termination payment for which is being amortized for 13 months beginning in April 2015 and concluding at the termination of the lease in the second quarter of 2016, at 9221 Corporate Boulevard in Rockville, MD.

(2)
The increase in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily related to the expiration of rental abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, Aon Center in Chicago, IL, and Windy Point II in Schaumburg, IL.

(3)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page #SectionPage#), primarily because of the large number of leases with gross rent abatements and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As the gross rent abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page #SectionPage#.

(4)
The increase in Dallas Same Store Net Operating Income for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily related to: 1) the expiration of the rental abatement period for a new lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX, 2) the expirations of the rental abatement periods associated with several new-tenant leases at Las Colinas Corporate Center II in Irving, TX, and 3) increased economic occupancy associated with recent leasing activity at One Lincoln Park in Dallas, TX.

(5)
The increase in Los Angeles Same Store Net Operating Income for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily related to the expiration of rental abatement periods associated with several new leases as well as the expansion of an existing tenant's lease at 800 North Brand Boulevard in Glendale, CA, in addition to the expiration of a rental abatement period associated with a lease at 1055 East Colorado Boulevard in Pasadena, CA.

(6)
The increase in Other Same Store Net Operating Income for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily attributable to increased rental income as a result of: 1) increased economic occupancy associated with new-tenant leasing activity at 400 TownPark in Lake Mary, FL, The Medici in Atlanta, GA, and Glenridge Highlands II in Atlanta, GA, and 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

	Three Months Ended		Nine Months Ended
	9/30/2015	9/30/2014	9/30/2015	9/30/2014
Net income attributable to Piedmont	$(1,875)	$9,162	$47,346	$30,834
Net income attributable to noncontrolling interest	4	4	12	12
Interest expense (1)	18,832	18,654	56,020	55,592
Depreciation (1)	31,261	35,427	103,654	103,502
Amortization (1)	14,037	14,248	43,694	42,660
Acquisition costs	128	110	275	539
Impairment loss (1)	34,815	—	40,169	—
Net (recoveries) / loss from casualty events and litigation settlements (1)	—	8	—	(4,514)
Loss / (gain) on sale of properties (1)	(17,140)	—	(53,824)	(2,169)
Core EBITDA	80,062	77,613	237,346	226,456
General & administrative expenses (1)	8,246	5,808	22,764	17,550
Management fee revenue (2)	(329)	(299)	(891)	(839)
Other (income) / expense (1) (3)	(931)	21	(1,493)	54
Property net operating income (accrual basis)	87,048	83,143	257,726	243,221
Change period over period	4.7%	N/A	6.0%	N/A

Deduct net operating (income) / loss from:
Acquisitions (4)	(3,341)	(1,429)	(9,283)	(1,490)
Dispositions (5)	(442)	(3,017)	(5,065)	(10,713)
Other investments (6)	(279)	(222)	(878)	230
Same store net operating income (accrual basis)	$82,986	$78,475	$242,500	$231,248
Change period over period	5.7%	N/A	4.9%	N/A

(1)	Includes amounts attributable to consolidated properties, including discontinued operations, and our proportionate share of amounts attributable to unconsolidated joint ventures.
(2)	Presented net of related operating expenses incurred to earn the revenue; therefore, the information presented on this line will not tie to the data presented on the income statements.
(3)	Figures presented on this line may not tie back to the relevant sources as some activity is attributable to property operations and is, therefore, presented in property net operating income.
(4)
Acquisitions consist of 5 Wall Street in Burlington, MA, purchased on June 27, 2014; 1155 Perimeter Center West in Atlanta, GA, purchased on August 28, 2014; TownPark Land in Lake Mary, FL, purchased on November 21, 2014; Park Place on Turtle Creek in Dallas, TX, purchased on January 16, 2015; and 80 Central Street in Boxborough, MA, purchased on July 24, 2015.

(5)
Dispositions consist of 11107 and 11109 Sunset Hills Road in Reston, VA, sold on March 19, 2014; 1441 West Long Lake Road and 4685 Investment Drive in Troy, MI, sold on April 30, 2014; 2020 West 89th Street in Leawood, KS, sold on May 19, 2014; 3900 Dallas Parkway in Plano, TX, sold on January 30, 2015; 5601 Headquarters Drive in Plano, TX, sold on April 28, 2015; River Corporate Center in Tempe, AZ, sold on April 29, 2015; Copper Ridge Center in Lyndhurst, NJ, sold on May 1, 2015; Eastpoint I and II in Mayfield Heights, OH, sold on July 28, 2015; 3750 Brookside Parkway in Alpharetta, GA, sold on August 10, 2015; and Chandler Forum in Chandler, AZ, sold on September 1, 2015.

(6)
Other investments consist of operating results from our investments in unconsolidated joint ventures and redevelopment and development projects. Additional information on our unconsolidated joint ventures and redevelopment and development projects can be found on page 38. The operating results from both the office and retail portions of 3100 Clarendon Boulevard in Arlington, VA, are included in this line item.

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Accrual Basis)
Unaudited (in thousands)

Same Store Net Operating Income (Accrual Basis)
Contributions from Seven of the Largest Markets	Three Months Ended				Nine Months Ended
	9/30/2015		9/30/2014		9/30/2015		9/30/2014
	$	%	$	%	$	%	$	%
Chicago (1) (2)	$15,646	18.9	$12,768	16.3	$42,080	17.3	$33,289	14.4
Washington, D.C. (3)	13,493	16.3	13,544	17.3	40,192	16.6	43,455	18.8
New York (4)	10,858	13.1	11,076	14.1	31,948	13.2	34,490	14.9
Boston	5,924	7.1	6,157	7.8	17,912	7.4	18,445	8.0
Dallas (5)	5,962	7.2	5,698	7.3	17,728	7.3	14,101	6.1
Minneapolis (6)	5,134	6.2	4,970	6.3	15,268	6.3	16,467	7.1
Los Angeles	3,942	4.7	3,650	4.6	12,446	5.1	11,729	5.1
Other (7)	22,027	26.5	20,612	26.3	64,926	26.8	59,272	25.6
Total	$82,986	100.0	$78,475	100.0	$242,500	100.0	$231,248	100.0

(1)
The increase in Chicago Same Store Net Operating Income for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily related to increased rental income due to the commencement of several leases and/or the expiration of operating expense recovery abatement periods associated with several leases at 500 West Monroe Street in Chicago, IL, Aon Center in Chicago, IL, and Windy Point II in Schaumburg, IL.

(2)
The percentage contribution from Chicago to our total Same Store Net Operating Income is smaller than our geographic concentration percentage in Chicago, which is presented on an ALR basis (see page 34), primarily because of the large number of leases with operating expense recovery abatements (which abatements are not included in straight line rent adjustments) and a number of leases yet to commence for currently vacant spaces (the projected gross rents for which are included in our ALR calculation). As the operating expense recovery abatements burn off and as the executed but not commenced leases begin, the Same Store Net Operating Income percentage contribution from Chicago should increase and should be more closely aligned with our Chicago concentration percentage as presented on page 34.

(3)
The decrease in Washington, D.C. Same Store Net Operating Income for the nine months ended September 30, 2015 as compared to the same period in 2014 was primarily attributable to a lease expiration at 9200 Corporate Boulevard in Rockville, MD, and a one-time, $1.1 million rental income true-up in 2014 associated with the increased rental rate under the renewed National Park Service lease along with a 45,000 square foot contraction under that lease in 2015 at 1201 Eye Street in Washington, D.C. Partially offsetting the decrease in Washington, D.C. Same Store Net Operating Income was $1.5 million in lease termination income from Lockheed Martin related to the exercise of its early termination option, the termination payment for which is being amortized for 13 months beginning in April 2015 and concluding at the termination of the lease in the second quarter of 2016, at 9221 Corporate Boulevard in Rockville, MD.

(4)
The decrease in New York Same Store Net Operating Income for the nine months ended September 30, 2015 as compared to the same period in 2014 was primarily attributable to the downtime between the expiration of several leases and the commencement of replacement leases at 60 Broad Street in New York, NY, along with lease termination income received in 2014 at 400 Bridgewater Crossing in Bridgewater, NJ.

(5)
The increase in Dallas Same Store Net Operating Income for the nine months ended September 30, 2015 as compared to the same period in 2014 was primarily related to the commencement of a new lease with Epsilon Data Management at 6021 Connection Drive in Irving, TX, in addition to increased rental income associated with new leasing activity at One Lincoln Park in Dallas, TX.

(6)
The decrease in Minneapolis Same Store Net Operating Income for the nine months ended September 30, 2015 as compared to the same period in 2014 was primarily due to a renewal-related contraction by US Bancorp and downtime associated with several replacement leases for spaces formerly occupied by US Bancorp at US Bancorp Center in Minneapolis, MN.

(7)
The increase in Other Same Store Net Operating Income for the three months and the nine months ended September 30, 2015 as compared to the same periods in 2014 was primarily attributable to increased rental income as a result of: 1) recent new-tenant leasing activity at The Medici in Atlanta, GA, Glenridge Highlands II in Atlanta, GA, 400 TownPark in Lake Mary, FL, and 150 West Jefferson in Detroit, MI, and 2) the restructured lease with Independence Blue Cross at 1901 Market Street in Philadelphia, PA.

Piedmont Office Realty Trust, Inc.
Capitalization Analysis
Unaudited (in thousands except for per share data)

	As of	As of
	September 30, 2015	December 31, 2014

Common stock price (1)	$17.89	$18.84
Total shares outstanding	145,634	154,324
Equity market capitalization (1)	$2,605,390	$2,907,466
Total debt - principal amount outstanding	$2,433,247	$2,279,787
Total market capitalization (1)	$5,038,637	$5,187,253
Total debt / Total market capitalization (1)	48.3%	43.9%
Total gross real estate assets	$5,153,613	$5,253,356
Total debt / Total gross real estate assets (2)	47.2%	43.4%
Total debt / Total gross assets (3)	40.8%	38.2%

(1)	Reflects common stock closing price as of the end of the reporting period.
(2)	Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.
(3)	Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Piedmont Office Realty Trust, Inc.
Debt Summary
As of September 30, 2015
Unaudited ($ in thousands)

Floating Rate & Fixed Rate Debt
Debt (1)	Principal Amount Outstanding		Weighted Average Stated Interest Rate (2)	Weighted Average Maturity

Floating Rate	$583,000	(3)	1.25%	49.3 months

Fixed Rate	1,850,247		3.78%	65.1 months

Total	$2,433,247		3.17%	61.3 months

Unsecured & Secured Debt
Debt (1)	Principal Amount Outstanding	Weighted Average Stated Interest Rate (2)		Weighted Average Maturity

Unsecured	$1,933,000	2.71%	(4)	66.8 months

Secured	500,247	4.95%		40.2 months

Total	$2,433,247	3.17%		61.3 months

Debt Maturities
Maturity Year	Secured Debt - Principal Amount Outstanding (1)	Unsecured Debt - Principal Amount Outstanding (1)		Weighted Average Stated Interest Rate (2)	Percentage of Total

2015	$—	$—		—%	—%
2016	167,525	—		5.55%	6.9%
2017	140,000	—		5.76%	5.8%
2018	—	170,000		1.34%	7.0%
2019	—	300,000		2.78%	12.3%
2020 +	192,722	1,463,000	(5)	2.97%	68.0%

Total	$500,247	$1,933,000		3.17%	100.0%

(1)	All of Piedmont's outstanding debt as of September 30, 2015, was interest-only debt with the exception of the $32.7 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	Weighted average stated interest rate is calculated based upon the principal amounts outstanding.
(3)
Amount represents the outstanding balance as of September 30, 2015, on the $500 million unsecured revolving credit facility and the $170 million unsecured term loan. Two other loans, the $300 million unsecured term loan that closed in 2011 and the $300 million unsecured term loan that closed in 2013, have stated variable rates. However, Piedmont entered into $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2011 unsecured term loan at 2.39% through November 22, 2016 (please see page 22 for information on additional swap agreements for this loan that will become effective after November 22, 2016), assuming no credit rating change for the Company, and $300 million in notional amount of interest rate swap agreements which effectively fix the interest rate on the 2013 unsecured term loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company. The 2011 unsecured term loan and the 2013 unsecured term loan, therefore, are reflected as fixed rate debt.

(4)
The weighted average interest rate is a weighted average rate for amounts outstanding under our $500 million unsecured revolving credit facility, our unsecured senior notes and our unsecured term loans.

(5)
The initial maturity date of the $500 million unsecured revolving credit facility is June 18, 2019; however, there are two, six-month extension options available under the facility providing for a final extended maturity date of June 18, 2020. For the purposes of this schedule, we reflect the maturity date of the facility as the final extended maturity date of June 2020.

Piedmont Office Realty Trust, Inc.
Debt Detail
Unaudited ($ in thousands)

Facility (1)	Property	Stated Rate		Maturity	Principal Amount Outstanding as of September 30, 2015

Secured
$125.0 Million Fixed-Rate Loan	Four Property Collateralized Pool (2)	5.50%		4/1/2016	125,000
$42.5 Million Fixed-Rate Loan	Las Colinas Corporate Center I & II	5.70%		10/11/2016	42,525
$140.0 Million WDC Fixed-Rate Loans	1201 & 1225 Eye Street	5.76%		11/1/2017	140,000
$35.0 Million Fixed-Rate Loan (3)	5 Wall Street	5.55%		9/1/2021	32,722
$160.0 Million Fixed-Rate Loan	1901 Market Street	3.48%	(4)	7/5/2022	160,000
Subtotal / Weighted Average (5)		4.95%			$500,247

Unsecured
$170.0 Million Unsecured 2015 Term Loan	N/A	1.34%	(6)	5/15/2018	$170,000
$300.0 Million Unsecured 2013 Term Loan	N/A	2.78%	(7)	1/31/2019	300,000
$300.0 Million Unsecured 2011 Term Loan	N/A	2.39%	(8)	1/15/2020	300,000
$500.0 Million Unsecured Line of Credit (9)	N/A	1.21%	(10)	6/18/2020	413,000
$350.0 Million Unsecured Senior Notes	N/A	3.40%	(11)	6/1/2023	350,000
$400.0 Million Unsecured Senior Notes	N/A	4.45%	(12)	3/15/2024	400,000
Subtotal / Weighted Average (5)		2.71%			$1,933,000

Total Debt - Principal Amount Outstanding / Weighted Average Stated Rate (5)		3.17%			$2,433,247
GAAP Accounting Adjustments (13)					(4,928)
Total Debt - GAAP Amount Outstanding					$2,428,319

(1)	All of Piedmont’s outstanding debt as of September 30, 2015, was interest-only debt with the exception of the $32.7 million of debt associated with 5 Wall Street located in Burlington, MA.
(2)	The four property collateralized pool includes 1430 Enclave Parkway, Windy Point I and II, and 1055 East Colorado Boulevard.
(3)	The loan is amortizing based on a 25-year amortization schedule.
(4)	The stated interest rate on the $160 million fixed-rate loan is 3.48%. After the application of interest rate hedges, the effective cost of the financing is approximately 3.58%.
(5)	Weighted average is based on the principal amount outstanding and interest rate at September 30, 2015.
(6)
The $170 million unsecured term loan has a variable interest rate. Piedmont may select from multiple interest rate options under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.125% as of September 30, 2015) over the selected rate based on Piedmont’s current credit rating.

(7)
The $300 million unsecured term loan that closed in 2013 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.78% through its maturity date of January 31, 2019, assuming no credit rating change for the Company.

(8)
The $300 million unsecured term loan that closed in 2011 has a stated variable rate; however, Piedmont entered into interest rate swap agreements which effectively fix the interest rate on this loan at 2.39% until November 22, 2016, assuming no credit rating change for the Company. Additionally, for the period from November 22, 2016 to January 15, 2020, Piedmont has entered into interest rate swap agreements which effectively fix the interest rate on this loan at 3.35%, assuming no credit rating change for the Company.

(9)
All of Piedmont’s outstanding debt as of September 30, 2015, was term debt with the exception of $413 million outstanding on our unsecured revolving credit facility. The $500 million unsecured revolving credit facility has an initial maturity date of June 18, 2019; however, there are two, six-month extension options available under the facility providing for a total extension of up to one year to June 18, 2020. The final extended maturity date is presented on this schedule.

(10)
The interest rate presented for the $500 million unsecured revolving credit facility is the weighted average interest rate for all outstanding draws as of September 30, 2015. Piedmont may select from multiple interest rate options with each draw under the facility, including the prime rate and various length LIBOR locks. All LIBOR selections are subject to an additional spread (1.00% as of September 30, 2015) over the selected rate based on Piedmont’s current credit rating.

(11)
The $350 million unsecured senior notes were offered for sale at 99.601% of the principal amount. The resulting effective cost of the financing is approximately 3.45% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 3.43%.

(12)
The $400 million unsecured senior notes were offered for sale at 99.791% of the principal amount. The resulting effective cost of the financing is approximately 4.48% before the consideration of transaction costs and proceeds from interest rate hedges. After the application of proceeds from interest rate hedges, the effective cost of the financing is approximately 4.10%.

(13)
The GAAP accounting adjustments relate to the original issue discounts and fees associated with the $350 million unsecured senior notes, the $400 million unsecured senior notes, the $300 million unsecured 2011 term loan, the $170 million unsecured 2015 term loan, the $500 million unsecured line of credit and the $160 million fixed-rate loan, along with debt fair value adjustments associated with the assumed 5 Wall Street debt. The original issue discounts and fees, along with the debt fair value adjustments, are amortized as a net offset to interest expense over the contractual term of the related debt.

Piedmont Office Realty Trust, Inc.
Debt Analysis
As of September 30, 2015
Unaudited

Bank Debt Covenant Compliance (1)	Required	Actual

Maximum Leverage Ratio	0.60	0.46
Minimum Fixed Charge Coverage Ratio (2)	1.50	3.79
Maximum Secured Indebtedness Ratio	0.40	0.10
Minimum Unencumbered Leverage Ratio	1.60	2.22
Minimum Unencumbered Interest Coverage Ratio (3)	1.75	4.53

Bond Covenant Compliance (4)	Required	Actual

Total Debt to Total Assets	60% or less	46.5%
Secured Debt to Total Assets	40% or less	9.6%
Ratio of Consolidated EBITDA to Interest Expense	1.50 or greater	4.37
Unencumbered Assets to Unsecured Debt	150% or greater	233%

	Three Months Ended	Nine Months Ended	Year Ended
Other Debt Coverage Ratios	September 30, 2015	September 30, 2015	December 31, 2014

Average net debt to core EBITDA (5)	7.3 x	7.3 x	6.9 x
Fixed charge coverage ratio (6)	4.0 x	4.0 x	4.0 x
Interest coverage ratio (7)	4.0 x	4.0 x	4.0 x

(1)	Debt covenant compliance calculations relate to specific calculations detailed in the relevant credit agreements.
(2)
Defined as EBITDA for the trailing four quarters (including the Company's share of EBITDA from unconsolidated interests), less one-time or non-recurring gains or losses, less a $0.15 per square foot capital reserve, and excluding the impact of straight line rent leveling adjustments and amortization of intangibles divided by the Company's share of fixed charges, as more particularly described in the credit agreements. This definition of fixed charge coverage ratio as prescribed by our credit agreements is different from the fixed charge coverage ratio definition employed elsewhere within this report.

(3)
Defined as net operating income for the trailing four quarters for unencumbered assets (including the Company's share of net operating income from partially-owned entities and subsidiaries that are deemed to be unencumbered) less a $0.15 per square foot capital reserve divided by the Company's share of interest expense associated with unsecured financings only, as more particularly described in the credit agreements.

(4)	Please refer to the Indenture dated May 9, 2013, and the Indenture and the Supplemental Indenture dated March 6, 2014, for additional information on the relevant calculations.
(5)
For the purposes of this calculation, we use the average daily balance of debt outstanding during the period, less cash and cash equivalents and escrow deposits and restricted cash as of the end of the period.

(6)
Fixed charge coverage ratio is calculated as Core EBITDA divided by the sum of interest expense, principal amortization, capitalized interest and preferred dividends. The Company had no preferred dividends during the periods ended September 30, 2015 and December 31, 2014. The Company had capitalized interest of $954,086 for the three months ended September 30, 2015, $2,663,432 for the nine months ended September 30, 2015, and $2,074,620 for the twelve months ended December 31, 2014. The Company had principal amortization of $204,580 for the three months ended September 30, 2015, $539,317 for the nine months ended September 30, 2015, and $520,067 for the twelve months ended December 31, 2014.

(7)
Interest coverage ratio is calculated as Core EBITDA divided by the sum of interest expense and capitalized interest. The Company had capitalized interest of $954,086 for the three months ended September 30, 2015, $2,663,432 for the nine months ended September 30, 2015, and $2,074,620 for the twelve months ended December 31, 2014.

Piedmont Office Realty Trust, Inc.
Tenant Diversification (1)
As of September 30, 2015
(in thousands except for number of properties)

Tenant	Credit Rating (2)	Number of Properties	Lease Expiration (3)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Leased Square Footage	Percentage of Leased Square Footage (%)
U.S. Government	AA+ / Aaa	7	(4)	$46,765	7.7	937	5.0
State of New York	AA+ / Aa1	1	2019	24,689	4.1	481	2.6
US Bancorp	A+ / A1	3	2023 / 2024	21,760	3.6	733	3.9
Independence Blue Cross	No rating available	1	2033	18,016	3.0	801	4.3
GE	AA+ / A1	2	2027	16,699	2.7	480	2.6
Aon	A- / Baa2	2	2028	15,037	2.5	455	2.4
Nestle	AA / Aa2	1	2021	12,117	2.0	401	2.1
City of New York	AA / Aa2	1	2020	10,723	1.8	313	1.7
KPMG	No rating available	2	2020 / 2027	10,534	1.7	313	1.7
Gallagher	No rating available	1	2018	8,923	1.5	307	1.6
Catamaran	A+ / A3	1	2025	8,252	1.3	301	1.6
Caterpillar Financial	A / A2	1	2022	7,968	1.3	312	1.7
DDB Needham	BBB+ / Baa1	1	2018	7,805	1.3	212	1.1
Harvard University	AAA / Aaa	2	2017 / 2018	7,267	1.2	110	0.6
Jones Lang LaSalle	BBB+ / Baa2	1	2032	7,212	1.2	199	1.1
Raytheon	A / A3	2	2019	6,870	1.1	440	2.3
Gemini	BBB+ / A3	1	2021	6,767	1.1	205	1.1
Kraft Heinz	BBB-	1	2029	6,664	1.1	170	0.9
Edelman	No rating available	1	2024	6,660	1.1	184	1.0
Harcourt	BBB+	1	2016	6,654	1.1	195	1.0
Technip	BBB+	1	2018	6,591	1.1	150	0.8
Key Bank	A- / A3	1	2016	6,302	1.0	200	1.1
Epsilon Data Management	No rating available	2	2026	6,232	1.0	250	1.3
First Data Corporation	B / B3	1	2020	6,132	1.0	195	1.0
Archon Group	A- / A3	2	2018	5,996	1.0	235	1.2
Towers Watson	No rating available	1	2017	5,856	1.0	123	0.7
Henry M. Jackson Foundation	No rating available	2	2022	5,817	1.0	145	0.8
Integrys	A- / A3	1	2029	5,780	1.0	174	0.9
Other			Various	301,527	49.5	9,731	51.9
Total				$607,615	100.0	18,752	100.0

Tenant Diversification
Percentage of Annualized Leased Revenue (%)
September 30, 2015 as compared to December 31, 2014

(1)	This schedule presents all tenants contributing 1.0% or more to Annualized Lease Revenue.
(2)
Credit rating may reflect the credit rating of the parent or a guarantor. When available, both the Standard & Poor's credit rating and the Moody's credit rating are provided. The absence of a credit rating for a tenant is no indication of the credit worthiness of the tenant; in most cases, the lack of a credit rating reflects that a tenant has not sought such a rating.

(3)	Unless otherwise indicated, Lease Expiration represents the expiration year of the majority of the square footage leased by the tenant.
(4)	There are several leases with several different agencies of the U.S. Government with expiration years ranging from 2016 to 2030.

Piedmont Office Realty Trust, Inc.
Tenant Credit Rating & Lease Distribution Information
As of September 30, 2015

Tenant Credit Rating (1)

Rating Level	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)

AAA / Aaa	$58,058	9.6
AA / Aa	93,056	15.3
A / A	123,555	20.3
BBB / Baa	59,339	9.8
BB / Ba	26,384	4.3
B / B	21,880	3.6
Below	—	—
Not rated (2)	225,343	37.1
Total	$607,615	100.0

Lease Distribution

Lease Size	Number of Leases	Percentage of Leases (%)	Annualized Lease Revenue (in thousands)	Percentage of Annualized Lease Revenue (%)	Leased Square Footage (in thousands)	Percentage of Leased Square Footage (%)

2,500 or Less	219	31.6	$21,667	3.6	210	1.1
2,501 - 10,000	212	30.6	37,903	6.2	1,125	6.0
10,001 - 20,000	85	12.3	36,346	6.0	1,188	6.3
20,001 - 40,000	68	9.8	62,970	10.3	1,987	10.6
40,001 - 100,000	60	8.6	112,889	18.6	3,535	18.9
Greater than 100,000	49	7.1	335,840	55.3	10,707	57.1
Total	693	100.0	$607,615	100.0	18,752	100.0

(1)
Credit rating may reflect the credit rating of the parent or a guarantor. Where differences exist between the Standard & Poor's credit rating for a tenant and the Moody's credit rating for a tenant, the higher credit rating is selected for this analysis.

(2)
The classification of a tenant as "not rated" does not indicate that the tenant is of poor credit quality, but can indicate that the tenant or the tenant's debt, if any, has not been rated. Included in this category are such tenants as Independence Blue Cross, McKinsey & Company and KPMG.

Piedmont Office Realty Trust, Inc.
Leased Percentage Information
(in thousands)

	Three Months Ended			Three Months Ended
	September 30, 2015			September 30, 2014
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of June 30, 20xx	18,612	20,966	88.8%	18,352	21,086	87.0%
New leases	844			1,110
Expired leases	(445)			(1,060)
Other	3	6		—	9
Subtotal	19,014	20,972	90.7%	18,402	21,095	87.2%
Acquisitions during period	139	150		377	377
Dispositions during period	(401)	(425)		—	—
As of September 30, 20xx (2)	18,752	20,697	90.6%	18,779	21,472	87.5%

	Nine Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2014
	Leased Square Footage	Rentable Square Footage	Percent Leased (1)	Leased Square Footage	Rentable Square Footage	Percent Leased (1)
As of December 31, 20xx	18,828	21,471	87.7%	18,737	21,490	87.2%
New leases	1,899			3,377
Expired leases	(1,222)			(3,313)
Other (3)	5	10		(247)	(182)
Subtotal	19,510	21,481	90.8%	18,554	21,308	87.1%
Acquisitions during period	295	328		559	559
Dispositions during period	(1,053)	(1,112)		(334)	(395)
As of September 30, 20xx (2)	18,752	20,697	90.6%	18,779	21,472	87.5%

Same Store Analysis
Less acquisitions / dispositions after September 30, 2014 and redevelopments (4) (5)	(301)	(328)	91.8%	(1,001)	(1,112)	90.0%
Same Store Leased Percentage (2)	18,451	20,369	90.6%	17,778	20,360	87.3%

(1)
Calculated as leased square footage as of period end with the addition of square footage associated with uncommenced leases for spaces vacant as of period end, divided by total rentable square footage as of period end, expressed as a percentage.

(2)	The square footage associated with leases with end of period expiration dates is included in the end of the period leased square footage.
(3)
Effective January 1, 2014, 3100 Clarendon Boulevard was taken out of service due to the redevelopment of the property. The adjustments to square footage presented on this line in 2014 primarily relate to the removal of 3100 Clarendon Boulevard from our operating portfolio. For additional information regarding the redevelopment of 3100 Clarendon Boulevard, please refer to the Financing and Capital Activity section of Financial Highlights.

(4)	For additional information on acquisitions and dispositions completed during the last year and redevelopments, please refer to pages 37 and 38, respectively.
(5)
Dispositions completed during the previous twelve months are deducted from the previous period data and acquisitions completed during the previous twelve months are deducted from the current period data. Redevelopments commenced during the previous twelve months are deducted from the previous period data.

Piedmont Office Realty Trust, Inc.
Rental Rate Roll Up / Roll Down Analysis (1)
(in thousands)

	Three Months Ended
	September 30, 2015
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	204	22.6%	1.0%	4.3%	9.7%
Leases executed for spaces excluded from analysis (5) (6)	697	77.4%

	Nine Months Ended
	September 30, 2015
	Square Feet	% of Total Signed During Period	% of Rentable Square Footage	% Change Cash Rents (2)	% Change Accrual Rents (3) (4)

Leases executed for spaces vacant one year or less	894	39.0%	4.3%	1.8%	10.8%
Leases executed for spaces excluded from analysis (5) (6)	1,396	61.0%

(1)
The population analyzed consists of consolidated office leases executed during the period with lease terms of one year or greater. Retail leases, as well as leases associated with storage spaces, management offices, and unconsolidated joint venture assets, are excluded from this analysis.

(2)
For the purposes of this analysis, the last twelve months of cash rents for the previous leases are compared to the first twelve months of cash rents for the new leases in order to calculate the percentage change.

(3)
For the purposes of this analysis, the accrual basis rents for the previous leases are compared to the accrual basis rents of the new leases in order to calculate the percentage change. For newly signed leases which have variations in accrual basis rents, whether because of known future expansions, contractions, lease expense recovery structure changes, or other similar reasons, the weighted average of such accrual basis rents is used for the purposes of this analysis.

(4)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(5)
Represents leases signed at our consolidated office assets that do not qualify for inclusion in the analysis primarily because the spaces for which the new leases were signed had been vacant for greater than one year.

(6)
Excluded from these analyses is a 201,000 square foot, one-year renewal with Comdata at 5301 Maryland Way in Brentwood, TN. The lease has been excluded from the analyses as the Company anticipates completing a longer-term extension with the tenant. The Company, in an effort to not misrepresent the results of its leasing activity, has elected to not report the one-year transaction. The rental rates (both cash and accrual) under the renewal lease are higher than those under the expiring lease. Had the Company elected to include the transaction in these analyses, the percent change in cash rents would have been 10.8% and 4.0% for the three months and the nine months ended September 30, 2015, respectively, and the percent change in accrual rents would have been 15.1% and 12.4% for the three months and the nine months ended September 30, 2015, respectively. The Company expects a similar effect on these analyses from the impending longer-term renewal transaction.

Piedmont Office Realty Trust, Inc.
Lease Expiration Schedule
As of September 30, 2015
(in thousands)

Expiration Year	Annualized Lease Revenue (1)	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Vacant	$—	—	1,945	9.4
2015 (2)	3,055	0.5	112	0.5
2016 (3)	36,039	5.9	1,098	5.3
2017	51,371	8.5	1,324	6.4
2018	51,465	8.5	1,580	7.6
2019	66,129	10.9	2,161	10.4
2020	55,163	9.1	1,937	9.4
2021	39,695	6.5	1,268	6.1
2022	37,479	6.2	1,211	5.9
2023	34,792	5.7	1,182	5.7
2024	46,930	7.7	1,464	7.1
2025	23,996	3.9	793	3.8
2026	20,275	3.3	709	3.4
2027	33,742	5.6	934	4.5
Thereafter	107,484	17.7	2,979	14.5
Total / Weighted Average	$607,615	100.0	20,697	100.0

Average Lease Term Remaining
9/30/2015	7.1 years
12/31/2014	7.1 years

(1)
Annualized rental income associated with each newly executed lease for currently occupied space is incorporated herein only at the expiration date for the current lease. Annualized rental income associated with each such new lease is removed from the expiry year of the current lease and added to the expiry year of the new lease. These adjustments effectively incorporate known roll ups and roll downs into the expiration schedule.

(2)	Includes leases with an expiration date of September 30, 2015, comprised of 6,000 square feet and Annualized Lease Revenue of $0.3 million.
(3)
Leases and other revenue-producing agreements on a month-to-month basis, comprised of 8,000 square feet and Annualized Lease Revenue of $0.3 million, are assigned a lease expiration date of a year and a day beyond the period end date.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Quarter
As of September 30, 2015
(in thousands)

	Q4 2015 (1)		Q1 2016		Q2 2016		Q3 2016
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)

Atlanta	1	$—	—	$—	—	$—	—	$—
Austin	—	—	—	—	195	6,655	—	4
Boston	—	—	—	—	2	32	26	471
Central & South Florida	—	—	—	—	17	462	—	—
Chicago	39	994	6	246	45	1,468	32	1,050
Dallas	27	744	17	452	35	902	11	346
Detroit	22	450	2	41	—	—	6	111
Houston	—	—	—	—	—	—	—	—
Los Angeles	—	6	30	860	5	951	16	508
Minneapolis	5	170	—	—	7	216	1	47
Nashville	—	—	—	—	—	—	—	—
New York	6	189	202	6,434	13	451	—	19
Philadelphia	—	—	—	—	—	—	—	—
Phoenix	—	—	—	—	46	1,138	—	—
Washington, D.C.	12	288	56	2,963	119	2,916	23	996
Total / Weighted Average (3)	112	$2,841	313	$10,996	484	$15,191	115	$3,552

(1)	Includes leases with an expiration date of September 30, 2015, comprised of 6,000 square feet and expiring lease revenue of $0.2 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on the previous page as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Lease Expirations by Year
As of September 30, 2015
(in thousands)

	12/31/2015 (1)		12/31/2016		12/31/2017			12/31/2018		12/31/2019
Location	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)		Expiring Square Footage	Expiring Lease Revenue (2)	Expiring Square Footage	Expiring Lease Revenue (2)
Atlanta	1	$—	19	$381	41	$1,009		55	$1,133	380	$9,819
Austin	—	—	195	6,659	—	—		—	—	—	—
Boston	—	—	29	673	171	7,646		150	6,514	569	10,959
Central & South Florida	—	—	71	1,916	158	4,013		49	1,237	—	—
Chicago	39	994	101	3,338	33	8,598	(3)	613	20,450	24	631
Dallas	27	744	84	2,261	175	4,821		384	9,885	193	5,238
Detroit	22	450	28	673	63	1,315		—	—	229	4,763
Houston	—	—	—	—	—	2		150	6,609	—	—
Los Angeles	—	6	72	3,226	54	1,976		23	647	75	2,061
Minneapolis	5	170	20	669	36	1,254		35	1,199	145	4,205
Nashville	—	—	—	—	201	2,579		—	—	—	—
New York	6	189	233	7,826	50	1,651		79	2,066	490	25,349
Philadelphia	—	—	—	—	—	—		—	—	—	—
Phoenix	—	—	46	1,138	—	—		—	—	—	—
Washington, D.C.	12	288	200	7,112	342	17,666		42	1,819	56	3,138
Total / Weighted Average (4)	112	$2,841	1,098	$35,872	1,324	$52,530		1,580	$51,559	2,161	$66,163

(1)	Includes leases with an expiration date of September 30, 2015, comprised of 6,000 square feet and expiring lease revenue of $0.2 million. No such adjustments are made to other periods presented.
(2)	Expiring Lease Revenue is calculated as expiring square footage multiplied by the gross rent per square foot of the tenant currently leasing the space.
(3)
Chicago expirations in 2017 include two parking garage agreements with annualized lease revenue of $7.3 million. The parking garage revenue will continue beyond 2017 despite the expiration of the current parking garage agreements at that time.

(4)
Total expiring lease revenue in any given year will not tie to the expiring Annualized Lease Revenue presented on the Lease Expiration Schedule on page 29 as the Lease Expiration Schedule accounts for the revenue effects of newly signed leases. Reflected herein are expiring revenues based on in-place rental rates.

Piedmont Office Realty Trust, Inc.
Capital Expenditures & Commitments
For the quarter ended September 30, 2015
Unaudited (in thousands)

	For the Three Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014
Non-incremental
Building / construction / development	$1,824	$441	$1,704	$1,657	$6,135
Tenant improvements	3,483	4,226	6,717	10,420	18,209
Leasing costs	2,962	6,974	1,866	1,691	6,546
Total non-incremental	8,269	11,641	10,287	13,768	30,890
Incremental
Building / construction / development	11,248	14,019	19,949	23,172	23,390
Tenant improvements	2,621	3,960	11,106	11,455	7,802
Leasing costs	10,449	3,296	2,593	4,596	2,400
Total incremental	24,318	21,275	33,648	39,223	33,592
Total capital expenditures	$32,587	$32,916	$43,935	$52,991	$64,482

Non-incremental tenant improvement commitments (1)
Non-incremental tenant improvement commitments outstanding as of June 30, 2015		$49,108
New non-incremental tenant improvement commitments related to leases executed during period		7,669
Non-incremental tenant improvement expenditures	(3,483)
Less: Tenant improvement expenditures fulfilled through accrued liabilities already presented on Piedmont's balance sheet, expired commitments or other adjustments	(966)
Non-incremental tenant improvement commitments fulfilled, expired or other adjustments		(4,449)
Total as of September 30, 2015		$52,328

NOTE:	The information presented on this page is for all consolidated assets.
(1)
Commitments are unexpired contractual non-incremental tenant improvement obligations for leases executed in current and prior periods that have not yet been incurred, are due over the next five years, and have not otherwise been presented on Piedmont's financial statements. The four largest commitments total approximately $31.4 million, or 60% of the total outstanding commitments.

Piedmont Office Realty Trust, Inc.
Contractual Tenant Improvements and Leasing Commissions

	For the Three Months Ended September 30, 2015		For the Nine Months Ended September 30, 2015		For the Year Ended
					2014		2013	2012
Renewal Leases
Number of leases	18		58		56		56	45
Square feet	302,761		990,937		959,424		2,376,177	1,150,934
Tenant improvements per square foot (1)	$5.15		$10.57		$19.02		$14.24	$19.12
Leasing commissions per square foot	$3.49		$7.10		$8.33		$4.66	$6.64
Total per square foot	$8.64		$17.67		$27.35		$18.90	$25.76
Tenant improvements per square foot per year of lease term	$2.02		$2.58		$2.97		$1.88	$2.90
Leasing commissions per square foot per year of lease term	$1.37		$1.73		$1.30		$0.62	$1.01
Total per square foot per year of lease term	$3.39	(2)	$4.31	(2)	$4.27	(3)	$2.50	$3.91	(4)
New Leases (5)
Number of leases	23		70		98		87	92
Square feet	597,750		1,296,268		1,142,743		1,050,428	1,765,510
Tenant improvements per square foot (1)	$74.70		$58.55		$34.46		$35.74	$47.64
Leasing commissions per square foot	$21.89		$19.82		$15.19		$12.94	$18.49
Total per square foot	$96.59		$78.37		$49.65		$48.68	$66.13
Tenant improvements per square foot per year of lease term	$6.99		$5.53		$3.78		$4.17	$4.30
Leasing commissions per square foot per year of lease term	$2.05		$1.87		$1.66		$1.51	$1.67
Total per square foot per year of lease term	$9.04	(6)	$7.40	(6)	$5.44		$5.68	$5.97
Total
Number of leases	41		128		154		143	137
Square feet	900,511		2,287,205		2,102,167		3,426,605	2,916,444
Tenant improvements per square foot (1)	$51.32		$37.76		$27.41		$20.83	$36.39
Leasing commissions per square foot	$15.71		$14.31		$12.06		$7.20	$13.81
Total per square foot	$67.03		$52.07		$39.47		$28.03	$50.20
Tenant improvements per square foot per year of lease term	$6.45		$4.86		$3.48		$2.64	$3.91
Leasing commissions per square foot per year of lease term	$1.98		$1.84		$1.53		$0.91	$1.48
Total per square foot per year of lease term	$8.43	(6)	$6.70	(6)	$5.01	(3)	$3.55	$5.39

NOTE:	This information is presented for our consolidated office assets only and excludes activity associated with storage and licensed spaces.
(1)
For leases under which a tenant may use, at its discretion, a portion of its tenant improvement allowance for expenses other than those related to improvements to its space, an assumption is made that the tenant elects to use any such portion of its tenant improvement allowance for improvements to its space prior to the commencement of its lease, unless the Company is notified otherwise by the tenant. This assumption is made based upon historical usage patterns of tenant improvement allowances by the Company's tenants.

(2)
The average committed capital cost per square foot per year of lease term for renewal leases completed during the third quarter of 2015 was higher than our historical performance on this measure primarily as a result of several lease renewals that involved relocating renewing tenants to new spaces; in addition to those relocations, the average committed capital cost per square foot per year of lease term for renewal leases completed during the nine months ended September 30, 2015, was higher than our historical performance on this measure primarily as a result of two long-term lease renewals completed in Washington, D.C. If the costs associated with these items were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases completed during the nine months ended September 30, 2015, would be $2.53.

(3)
During 2014, we completed one large, 15-year lease renewal and expansion with a significant capital commitment with Jones Lang LaSalle at Aon Center in Chicago, IL. If the costs associated with this lease were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases and total leases completed during the twelve months ended December 31, 2014 would be $2.12 and $4.47, respectively.

(4)
During 2012, we completed one large, long-term lease renewal with an above-average capital commitment with US Bancorp at US Bancorp Center in Minneapolis, MN. If the costs associated with this renewal were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for renewal leases in 2012 would be $2.73.

(5)
In prior years, Piedmont opportunistically employed a value-add strategy for new property acquisitions. Piedmont defines value-add properties as those acquired with low occupancies at attractive bases with earnings growth and value appreciation potential achievable through leasing up such assets to stabilized occupancies. Because most of the value-add properties acquired by the Company had large vacancies, many of which had not previously been leased (first generation spaces), the leasing of those vacancies has negatively affected Piedmont’s contractual tenant improvements on a per square foot and a per square foot per year basis for new leases.

(6)
During 2015, we completed five new leases in Washington, D.C., and Chicago, IL, comprising 538,216 square feet with above-average capital commitments. If the costs associated with these new leases were to be removed from the average committed capital cost calculation, the average committed capital cost per square foot per year of lease term for new leases and total leases completed during the three months ended September 30, 2015, would be $5.19 and $4.38, respectively, and those for the nine months ended September 30, 2015, would be $5.41 and $5.01, respectively.

Piedmont Office Realty Trust, Inc.
Geographic Diversification
As of September 30, 2015
($ and square footage in thousands)

Location	Number of Properties	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Leased Square Footage	Percent Leased (%)
Chicago	6	$148,546	24.4	4,832	23.3	4,246	87.9
Washington, D.C.	12	101,642	16.7	3,039	14.7	2,165	71.2
New York	5	79,474	13.1	2,171	10.5	2,129	98.1
Minneapolis	4	45,958	7.6	1,618	7.8	1,459	90.2
Dallas	9	45,552	7.5	1,798	8.7	1,754	97.6
Boston	9	45,265	7.5	1,626	7.9	1,615	99.3
Atlanta	6	32,348	5.3	1,342	6.5	1,247	92.9
Los Angeles	4	31,106	5.1	1,010	4.9	1,008	99.8
Philadelphia	1	18,016	3.0	801	3.9	801	100.0
Detroit	3	17,007	2.8	817	3.9	724	88.6
Houston	1	11,231	1.8	313	1.5	313	100.0
Central & South Florida	4	10,715	1.8	473	2.3	434	91.8
Nashville	2	10,547	1.7	513	2.5	513	100.0
Austin	1	6,659	1.1	195	0.9	195	100.0
Phoenix	1	3,549	0.6	149	0.7	149	100.0
Total / Weighted Average	68	$607,615	100.0	20,697	100.0	18,752	90.6

Piedmont Office Realty Trust, Inc.
Geographic Diversification by Location Type
As of September 30, 2015
(square footage in thousands)

		CBD / URBAN INFILL				SUBURBAN				TOTAL
Location	State	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)	Number of Properties	Percentage of Annualized Lease Revenue (%)	Rentable Square Footage	Percentage of Rentable Square Footage (%)
Chicago	IL	2	19.9	3,705	17.9	4	4.5	1,127	5.4	6	24.4	4,832	23.3
Washington, D.C.	DC, VA, MD	9	16.1	2,699	13.1	3	0.6	340	1.6	12	16.7	3,039	14.7
New York	NY, NJ	1	7.8	1,033	5.0	4	5.3	1,138	5.5	5	13.1	2,171	10.5
Minneapolis	MN	1	4.5	933	4.5	3	3.1	685	3.3	4	7.6	1,618	7.8
Dallas	TX	2	2.0	440	2.1	7	5.5	1,358	6.6	9	7.5	1,798	8.7
Boston	MA	2	2.1	173	0.9	7	5.4	1,453	7.0	9	7.5	1,626	7.9
Atlanta	GA	3	4.2	960	4.6	3	1.1	382	1.9	6	5.3	1,342	6.5
Los Angeles	CA	3	4.5	876	4.2	1	0.6	134	0.7	4	5.1	1,010	4.9
Philadelphia	PA	1	3.0	801	3.9	—	—	—	—	1	3.0	801	3.9
Detroit	MI	1	1.7	487	2.3	2	1.1	330	1.6	3	2.8	817	3.9
Houston	TX	—	—	—	—	1	1.8	313	1.5	1	1.8	313	1.5
Central & South Florida	FL	—	—	—	—	4	1.8	473	2.3	4	1.8	473	2.3
Nashville	TN	1	1.3	312	1.5	1	0.4	201	1.0	2	1.7	513	2.5
Austin	TX	—	—	—	—	1	1.1	195	0.9	1	1.1	195	0.9
Phoenix	AZ	—	—	—	—	1	0.6	149	0.7	1	0.6	149	0.7
Total / Weighted Average		26	67.1	12,419	60.0	42	32.9	8,278	40.0	68	100.0	20,697	100.0

Piedmont Office Realty Trust, Inc.
Industry Diversification
As of September 30, 2015
($ and square footage in thousands)

				Percentage of
	Number of	Percentage of Total	Annualized Lease	Annualized Lease	Leased Square	Percentage of Leased
Industry	Tenants	Tenants (%)	Revenue	Revenue (%)	Footage	Square Footage (%)
Governmental Entity	5	0.9	$82,526	13.6	1,674	8.9
Business Services	91	16.4	62,318	10.3	2,219	11.8
Engineering, Accounting, Research, Management & Related Services	52	9.3	50,567	8.3	1,332	7.1
Depository Institutions	19	3.4	47,836	7.9	1,629	8.7
Insurance Agents, Brokers & Services	19	3.4	40,297	6.6	1,338	7.1
Nondepository Credit Institutions	17	3.1	37,901	6.2	1,235	6.6
Insurance Carriers	19	3.4	32,520	5.4	1,278	6.8
Security & Commodity Brokers, Dealers, Exchanges & Services	32	5.8	23,307	3.8	780	4.2
Communications	37	6.6	22,038	3.6	683	3.7
Food & Kindred Products	4	0.7	19,011	3.1	577	3.1
Real Estate	22	4.0	18,696	3.1	548	2.9
Electronic & Other Electrical Equipment & Components, Except Computer	12	2.2	18,208	3.0	582	3.1
Educational Services	8	1.4	15,092	2.5	395	2.1
Automotive Repair, Services & Parking	6	1.1	13,605	2.2	45	0.2
Legal Services	27	4.9	10,957	1.8	350	1.9
Other	186	33.4	112,736	18.6	4,087	21.8
Total	556	100.0	$607,615	100.0	18,752	100.0

Piedmont Office Realty Trust, Inc.
Property Investment Activity
As of September 30, 2015
($ and square footage in thousands)

Acquisitions Over Previous Eighteen Months

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
5 Wall Street	Burlington, MA	6/27/2014	100	2008	$62,498	182	100
1155 Perimeter Center West	Atlanta, GA	8/28/2014	100	2000	80,750	377	100
TownPark Land	Lake Mary, FL	11/21/2014	100	N/A	7,700	N/A	N/A
Park Place on Turtle Creek	Dallas, TX	1/16/2015	100	1986	46,600	178	88
Two Pierce Place Land	Itasca, IL	6/2/2015	100	N/A	3,709	N/A	N/A
80 Central Street	Boxborough, MA	7/24/2015	100	1988	13,500	150	93
Total / Weighted Average					$214,757	887	96

Dispositions Over Previous Eighteen Months

Property		Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
1441 West Long Lake Road		Troy, MI	4/30/2014	100	1999	$7,850	108	88
4685 Investment Drive		Troy, MI	4/30/2014	100	2000	11,500	77	100
2020 West 89th Street		Leawood, KS	5/19/2014	100	1992	5,800	68	90
Two Park Center	(1)	Hoffman Estates, IL	5/29/2014	72	1999	8,825	194	0 (1)
3900 Dallas Parkway		Plano, TX	1/30/2015	100	1999	26,167	120	100
5601 Headquarters Drive		Plano, TX	4/28/2015	100	2001	33,700	166	100
River Corporate Center		Tempe, AZ	4/29/2015	100	1998	24,600	133	100
Copper Ridge Center		Lyndhurst, NJ	5/1/2015	100	1989	51,025	268	87
Eastpoint I & Eastpoint II		Mayfield Heights, OH	7/28/2015	100	2000	18,500	170	91
3750 Brookside Parkway		Alpharetta, GA	8/10/2015	100	2001	14,086	105	91
Chandler Forum		Chandler, AZ	9/1/2015	100	2003	33,900	150	100
Total / Weighted Average						$235,953	1,559	94

Acquisitions Subsequent to Quarter End

Property	Location	Acquisition Date	Percent Ownership (%)	Year Built	Purchase Price	Rentable Square Footage	Percent Leased at Acquisition (%)
SunTrust Center	Orlando, FL	11/4/2015	100	1988	$170,804	655	89
Galleria 300	Atlanta, GA	11/4/2015	100	1987	88,317	433	89
Total / Weighted Average					$259,121	1,088	89

Dispositions Subsequent to Quarter End

Property	Location	Disposition Date	Percent Ownership (%)	Year Built	Sale Price	Rentable Square Footage	Percent Leased at Disposition (%)
Aon Center	Chicago, IL	10/29/2015	100	1972	$712,000	2,738	87

(1)
The sale price and rentable square footage presented are gross figures and have not been adjusted for Piedmont's ownership percentage. Average Percent Leased at Disposition for dispositions completed during the previous eighteen months excludes this joint venture property, which was sold to an owner-occupant.

Piedmont Office Realty Trust, Inc.
Other Investments
As of September 30, 2015
($ and square footage in thousands)

Unconsolidated Joint Venture Properties

Property	Location	Percent Ownership (%)	Year Built	Piedmont Share of Real Estate Net Book Value	Real Estate Net Book Value	Rentable Square Footage	Percent Leased (%)
8560 Upland Drive	Parker, CO	72	2001	$6,982	$9,711	148.6	100

Land Parcels

Property	Location	Adjacent Piedmont Property	Acres	Real Estate Book Value
Gavitello	Atlanta, GA	The Medici	2.0	$2,500
Glenridge Highlands Three	Atlanta, GA	Glenridge Highlands Two	3.0	1,725
State Highway 161	Irving, TX	Las Colinas Corporate Center II	4.5	3,320
Royal Lane	Irving, TX	6011, 6021 and 6031 Connection Drive	10.6	2,628
TownPark	Lake Mary, FL	400 and 500 TownPark	18.9	5,741
Total			39.0	$15,914

Development and Redevelopment

Property	Location	Adjacent Piedmont Property	Construction Type	Actual or Targeted Completion Date	Percent Leased (%)	Square Feet	Current Asset Basis (Accrual)	Project Capital Expended (Cash)	Estimated Additional Capital Required (1) (Cash)
Enclave Place	Houston, TX	1430 Enclave Parkway	Development	Q3 2015	N/A	300.9	$60,765	$52,373	$33 to $38 million
3100 Clarendon Boulevard (2)	Arlington, VA	Not Applicable	Redevelopment	Q4 2015 (3)	12	261.8	81,374	28,722	$25 to $27 million
500 TownPark	Lake Mary, FL	400 TownPark	Development	Q1 2017	80	135.0	3,912	1,005	$27 to $29 million
Total						697.7	$146,051	$82,100	$85 to $94 million

(1)	Amount includes anticipated development costs as well as estimated lease-up costs.
(2)
The Current Asset Basis presented is that of the office portion of the property only. The retail portion of the property remains in service and retail tenants will remain in occupancy during the redevelopment.

(3)	The redevelopment of the office tower is complete; the retail facade portion of the redevelopment will be completed during the fourth quarter of 2015.

Piedmont Office Realty Trust, Inc.
Supplemental Definitions

Included in this section are management's statements regarding certain non-GAAP financial measures provided in this supplemental report and reasons why management believes that these measures provide useful information to investors about the Company's financial condition and results of operations. Reconciliations of these non-GAAP measures are included beginning on page 41.

Adjusted Funds From Operations ("AFFO"): AFFO is calculated by deducting from Core FFO non-incremental capital expenditures and acquisition-related costs and adding back non-cash items including non-real estate depreciation, straight lined rents and fair value lease revenue, non-cash components of interest expense and compensation expense, and by making similar adjustments for unconsolidated partnerships and joint ventures. Although AFFO may not be comparable to that of other REITs, we believe it provides a meaningful indicator of our ability to fund cash needs and to make cash distributions to equity owners. AFFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of our liquidity.

Annualized Lease Revenue ("ALR"): ALR is calculated by multiplying (i) rental payments (defined as base rent plus operating expense reimbursements, if payable by the tenant on a monthly basis under the terms of a lease that has been executed, but excluding a) rental abatements and b) rental payments related to executed but not commenced leases for space that was covered by an existing lease), by (ii) 12. In instances in which contractual rents or operating expense reimbursements are collected on an annual, semi-annual, or quarterly basis, such amounts are multiplied by a factor of 1, 2, or 4, respectively, to calculate the annualized figure. For leases that have been executed but not commenced relating to un-leased space, ALR is calculated by multiplying (i) the monthly base rental payment (excluding abatements) plus any operating expense reimbursements for the initial month of the lease term, by (ii) 12. Unless stated otherwise, this measure excludes our unconsolidated joint venture interests.

Core EBITDA: Core EBITDA is defined as net income before interest, taxes, depreciation and amortization and incrementally removing any impairment losses, gains or losses from sales of property, or other significant non-recurring items. We do not include impairment losses in this measure, because we feel these types of losses create volatility in our earnings and make it difficult to determine the earnings generated by our ongoing business. We believe Core EBITDA is a reasonable measure of our liquidity. Core EBITDA is a non-GAAP financial measure and should not be viewed as an alternative measurement of cash flows from operating activities or other GAAP basis liquidity measures. Other REITs may calculate Core EBITDA differently and our calculation should not be compared to that of other REITs.

Core Funds From Operations ("Core FFO"): We calculate Core FFO by starting with FFO, as defined by NAREIT, and adjusting for certain non-recurring items such as gains or losses on the extinguishment of swaps, acquisition-related costs and other significant non-recurring items. Such items create significant earnings volatility. We believe Core FFO provides a meaningful measure of our operating performance and more predictability regarding future earnings potential. Core FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income; therefore, it should not be compared to other REITs' equivalent to Core FFO.

EBITDA: EBITDA is defined as net income before interest, taxes, depreciation and amortization. We believe EBITDA is an appropriate measure of our ability to incur and service debt. EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate EBITDA differently and our calculation should not be compared to that of other REITs.

Funds From Operations ("FFO"): FFO is calculated in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT") definition. NAREIT currently defines FFO as net income (computed in accordance with GAAP), excluding gains or losses from sales of property, impairment losses, and gains or losses on consolidation, adding back depreciation and amortization on real estate assets, and after the same adjustments for unconsolidated partnerships and joint ventures. These adjustments can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates. FFO may provide valuable comparisons of operating performance between periods and with other REITs. FFO is a non-GAAP financial measure and should not be viewed as an alternative measurement of our operating performance to net income. We believe that FFO is a beneficial indicator of the performance of an equity REIT. However, other REITs may not define FFO in accordance with the NAREIT definition, or may interpret the current NAREIT definition differently than we do; therefore, our computation of FFO may not be comparable to that of such other REITs.

Gross Assets: Gross assets is defined as total assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Gross Real Estate Assets: Gross real estate assets is defined as total real estate assets with the add back of accumulated depreciation and accumulated amortization related to real estate assets.

Incremental Capital Expenditures: Incremental Capital Expenditures are defined as capital expenditures of a non-recurring nature that incrementally enhance the underlying assets' income generating capacity. Tenant improvements, leasing commissions, building capital and deferred lease incentives ("Leasing Costs") incurred to lease space that was vacant at acquisition, Leasing Costs for spaces vacant for greater than one year, Leasing Costs for spaces at newly acquired properties for which in-place leases expire shortly after acquisition, improvements associated with the expansion of a building and renovations that change the underlying classification of a building are included in this measure.

NOI from Unconsolidated Joint Ventures: NOI from Unconsolidated Joint Ventures is defined as Property NOI attributable to our interests in properties owned through unconsolidated partnerships. We present this measure on an accrual basis and a cash basis, which eliminates the effects of straight lined rents and fair value lease revenue. NOI from Unconsolidated Joint Ventures is a non-GAAP measure and therefore may not be comparable to similarly defined data provided by other REITs.

Non-Incremental Capital Expenditures: Non-Incremental Capital Expenditures are defined as capital expenditures of a recurring nature related to tenant improvements and leasing commissions that do not incrementally enhance the underlying assets' income generating capacity. We exclude first generation tenant improvements and leasing commissions from this measure, in addition to other capital expenditures that qualify as Incremental Capital Expenditures, as defined above.

Property Net Operating Income ("Property NOI"): Property NOI is defined as real estate operating income with the add-back of corporate general and administrative expense, depreciation and amortization, and impairment losses and the deduction of net operating income associated with property management performed by Piedmont for other organizations. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. The Company uses this measure to assess its operating results and believes it is important in assessing operating performance. Property NOI is a non-GAAP measure which does not have any standard meaning prescribed by GAAP and therefore may not be comparable to similar measures presented by other companies.

Same Store Net Operating Income ("Same Store NOI"): Same Store NOI is calculated as the Property NOI attributable to the properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store NOI excludes amounts attributable to unconsolidated joint venture assets. We may present this measure on an accrual basis or a cash basis. When presented on a cash basis, the effects of straight lined rents and fair value lease revenue are eliminated. We believe Same Store NOI is an important measure of comparison of our properties' operating performance from one period to another. Other REITs may calculate Same Store NOI differently and our calculation should not be compared to that of other REITs.

Same Store Properties: Same Store Properties is defined as properties owned or placed in service during the entire span of the current and prior year reporting periods. Same Store Properties excludes unconsolidated joint venture assets. We believe Same Store Properties is an important measure of comparison of our stabilized portfolio performance.

Piedmont Office Realty Trust, Inc.
Research Coverage

Equity Research Coverage

Barry Oxford	Jed Reagan	Anthony Paolone, CFA	Vance H. Edelson
D.A. Davidson & Company	Green Street Advisors	JP Morgan	Morgan Stanley
260 Madison Avenue, 8th Floor	660 Newport Center Drive, Suite 800	383 Madison Avenue	1585 Broadway, 38th Floor
New York, NY 10016	Newport Beach, CA 92660	34th Floor	New York, NY 10036
Phone: (212) 240-9871	Phone: (949) 640-8780	New York, NY 10179	Phone: (212) 761-0078
Phone: (212) 622-6682

Steve Manaker, CFA	David Rodgers, CFA	John W. Guinee, III	Michael Lewis, CFA
Oppenheimer & Co.	Robert W. Baird & Co.	Erin Aslakson	SunTrust Robinson Humphrey
85 Broad Street	200 Public Square	Stifel, Nicolaus & Company	711 Fifth Avenue, 14th Floor
New York, NY 10004	Suite 1650	One South Street	New York, NY 10022
Phone: (212) 667-5950	Cleveland, OH 44139	16th Floor	Phone: (212) 319-5659
	Phone: (216) 737-7341	Baltimore, MD 21202
Phone: (443) 224-1307

Brendan Maiorana
Wells Fargo
7 St. Paul Street
MAC R1230-011
Baltimore, MD 21202
Phone: (443) 263-6516

Fixed Income Research Coverage

Mark S. Streeter, CFA
JP Morgan
383 Madison Avenue
3rd Floor
New York, NY 10179
Phone: (212) 834-5086

Piedmont Office Realty Trust, Inc.
Funds From Operations, Core Funds From Operations, and Adjusted Funds From Operations Reconciliations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014

GAAP net income applicable to common stock	$(1,875)	$29,976	$19,245	$12,514	$9,162	$47,346	$30,834
Depreciation	31,093	35,935	36,097	35,365	35,286	103,125	103,132
Amortization	14,037	14,971	14,686	14,188	14,248	43,694	42,660
Impairment loss	34,815	5,354	—	—	—	40,169	—
Loss / (gain) on sale of properties	(17,140)	(26,611)	(10,073)	8	—	(53,824)	(2,169)
NAREIT funds from operations applicable to common stock	60,930	59,625	59,955	62,075	58,696	180,510	174,457
Adjustments:
Acquisition costs	128	3	144	21	110	275	539
Loss / (gain) on extinguishment of swaps	—	132	—	—	—	132	—
Net (recoveries) / loss from casualty events and litigation settlements	—	—	—	(2,478)	8	—	(4,514)
Core funds from operations applicable to common stock	61,058	59,760	60,099	59,618	58,814	180,917	170,482
Adjustments:
Deferred financing cost amortization	718	680	724	627	598	2,122	2,076
Amortization of note payable step-up	(121)	(121)	(121)	(120)	(120)	(363)	(126)
Amortization of discount on senior notes	49	49	48	47	47	146	128
Depreciation of non real estate assets	168	165	196	138	141	529	370
Straight-line effects of lease revenue	(2,519)	(3,745)	(4,510)	(5,171)	(6,780)	(10,774)	(23,950)
Stock-based and other non-cash compensation expense	2,622	1,692	725	929	1,139	5,039	3,046
Amortization of lease-related intangibles	(1,145)	(1,102)	(1,122)	(1,074)	(1,010)	(3,369)	(3,653)
Acquisition costs	(128)	(3)	(144)	(21)	(110)	(275)	(539)
Non-incremental capital expenditures	(8,269)	(11,641)	(10,287)	(13,768)	(30,890)	(30,197)	(70,862)
Adjusted funds from operations applicable to common stock	$52,433	$45,734	$45,608	$41,205	$21,829	$143,775	$76,972

Piedmont Office Realty Trust, Inc.
Same Store Net Operating Income (Cash Basis)
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014

Net income attributable to Piedmont	$(1,875)	$29,976	$19,245	$12,514	$9,162	$47,346	$30,834
Net income attributable to noncontrolling interest	4	4	4	3	4	12	12
Interest expense	18,832	18,172	19,016	18,854	18,654	56,020	55,592
Depreciation	31,261	36,100	36,292	35,503	35,427	103,654	103,502
Amortization	14,037	14,971	14,686	14,188	14,248	43,694	42,660
Acquisition costs	128	3	144	21	110	275	539
Impairment loss	34,815	5,354	—	—	—	40,169	—
Net (recoveries) / loss from casualty events and litigation settlements	—	—	—	(2,478)	8	—	(4,514)
Loss / (gain) on sale of properties	(17,140)	(26,611)	(10,073)	8	—	(53,824)	(2,169)
Core EBITDA	80,062	77,969	79,314	78,613	77,613	237,346	226,456
General & administrative expenses	8,246	8,102	6,416	6,313	5,808	22,764	17,550
Management fee revenue	(329)	(232)	(330)	(272)	(299)	(891)	(839)
Other (income) / expense	(931)	(599)	38	(15)	21	(1,493)	54
Straight-line effects of lease revenue	(2,519)	(3,745)	(4,510)	(5,171)	(6,780)	(10,774)	(23,950)
Amortization of lease-related intangibles	(1,145)	(1,102)	(1,122)	(1,074)	(1,010)	(3,369)	(3,653)
Property net operating income (cash basis)	83,384	80,393	79,806	78,394	75,353	243,583	215,618
Deduct net operating (income) / loss from:
Acquisitions	(3,190)	(2,842)	(2,665)	(2,314)	(1,387)	(8,698)	(1,442)
Dispositions	(429)	(1,647)	(3,077)	(2,888)	(2,885)	(5,153)	(10,366)
Other investments	(276)	(251)	(296)	(277)	(214)	(822)	258
Same store net operating income (cash basis)	$79,489	$75,653	$73,768	$72,915	$70,867	$228,910	$204,068

Piedmont Office Realty Trust, Inc.
Unconsolidated Joint Venture Net Operating Income Reconciliations
Pro rata and unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014

Equity in income of unconsolidated joint ventures	$135	$124	$159	$160	$89	$418	$(510)

Interest expense	—	—	—	—	—	—	—

Depreciation	61	62	62	61	61	184	264

Amortization	16	16	16	16	13	49	30

Impairment loss	—	—	—	—	—	—	—

Loss / (gain) on sale of properties	—	—	—	—	—	—	169

Core EBITDA	212	202	237	237	163	651	(47)

General and administrative expenses	10	18	8	6	2	37	38

Other (income) / expense	—	—	—	—	—	—	—

Property net operating income (accrual basis)	222	220	245	243	165	688	(9)

Straight-line effects of lease revenue	(3)	(5)	(5)	(8)	(7)	(14)	(20)

Amortization of lease-related intangibles	—	—	—	—	—	—	—

Property net operating income (cash basis)	$219	$215	$240	$235	$158	$674	$(29)

Piedmont Office Realty Trust, Inc.
Discontinued Operations
Unaudited (in thousands)

	Three Months Ended					Nine Months Ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014	9/30/2014	9/30/2015	9/30/2014
Revenues:
Rental income	$19	$—	$—	$—	$—	$19	$1,365
Tenant reimbursements	—	(3)	—	(1)	12	(3)	126
Property management fee revenue	—	—	—	—	—	—	1
Other rental income	—	—	—	—	—	—	—
	19	(3)	—	(1)	12	16	1,492
Expenses:
Property operating costs	3	(1)	—	40	3	2	185
Depreciation	—	—	—	—	—	—	83
Amortization	—	—	—	—	—	—	223
General and administrative	—	1	—	1	(7)	1	(1)
	3	—	—	41	(4)	3	490
Other income / (expense):
Interest expense	—	—	—	—	—	—	—
Other income / (expense)	—	—	—	—	—	—	(6)
Net recoveries / (loss) from casualty events and litigation settlements	—	—	—	—	—	—	—
Net income attributable to noncontrolling interest	—	—	—	—	—	—	—
	—	—	—	—	—	—	(6)

Operating income, excluding impairment loss and gain / (loss) on sale	16	(3)	—	(42)	16	13	996

Impairment loss	—	—	—	—	—	—	—
Gain / (loss) on sale of properties	(2)	—	—	—	—	(2)	1,198

Income from discontinued operations	$14	$(3)	$—	$(42)	$16	$11	$2,194

Piedmont Office Realty Trust, Inc.
Property Detail
As of September 30, 2015
(in thousands)

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Atlanta
11695 Johns Creek Parkway	Johns Creek	GA	100.0%	2001	101	92.1%	92.1%	92.1%
Glenridge Highlands Two	Atlanta	GA	100.0%	2000	427	100.0%	100.0%	89.5%
Suwanee Gateway One	Suwanee	GA	100.0%	2008	143	42.0%	42.0%	—%
The Dupree	Atlanta	GA	100.0%	1997	138	100.0%	100.0%	97.8%
The Medici	Atlanta	GA	100.0%	2008	156	97.4%	86.5%	80.8%
1155 Perimeter Center West	Atlanta	GA	100.0%	2000	377	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,342	92.9%	91.7%	82.9%
Austin
Braker Pointe III	Austin	TX	100.0%	2001	195	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					195	100.0%	100.0%	100.0%
Boston
1200 Crown Colony Drive	Quincy	MA	100.0%	1990	235	100.0%	100.0%	100.0%
80 Central Street	Boxborough	MA	100.0%	1988	150	92.7%	92.7%	92.7%
90 Central Street	Boxborough	MA	100.0%	2001	175	100.0%	100.0%	38.9%
1414 Massachusetts Avenue	Cambridge	MA	100.0%	1873	78	100.0%	100.0%	100.0%
One Brattle Square	Cambridge	MA	100.0%	1991	95	100.0%	100.0%	100.0%
225 Presidential Way	Woburn	MA	100.0%	2001	202	100.0%	100.0%	100.0%
235 Presidential Way	Woburn	MA	100.0%	2000	238	100.0%	100.0%	100.0%
5 & 15 Wayside Road	Burlington	MA	100.0%	1999 / 2001	271	100.0%	100.0%	100.0%
5 Wall Street	Burlington	MA	100.0%	2008	182	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					1,626	99.3%	99.3%	92.7%
Chicago
Windy Point I	Schaumburg	IL	100.0%	1999	187	66.3%	66.3%	66.3%
Windy Point II	Schaumburg	IL	100.0%	2001	301	100.0%	100.0%	83.1%
Aon Center	Chicago	IL	100.0%	1972	2,738	87.3%	78.6%	70.3%
Two Pierce Place	Itasca	IL	100.0%	1991	486	96.7%	96.7%	88.5%
2300 Cabot Drive	Lisle	IL	100.0%	1998	153	77.1%	77.1%	77.1%
500 West Monroe Street	Chicago	IL	100.0%	1991	967	87.3%	71.8%	60.1%
Metropolitan Area Subtotal / Weighted Average					4,832	87.9%	79.9%	71.0%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Dallas
6031 Connection Drive	Irving	TX	100.0%	1999	232	100.0%	100.0%	100.0%
6021 Connection Drive	Irving	TX	100.0%	2000	222	100.0%	100.0%	100.0%
6011 Connection Drive	Irving	TX	100.0%	1999	152	100.0%	100.0%	100.0%
Las Colinas Corporate Center I	Irving	TX	100.0%	1998	159	100.0%	100.0%	100.0%
Las Colinas Corporate Center II	Irving	TX	100.0%	1998	228	99.1%	99.1%	97.8%
6565 North MacArthur Boulevard	Irving	TX	100.0%	1998	260	98.5%	97.7%	95.8%
One Lincoln Park	Dallas	TX	100.0%	1999	262	91.6%	91.6%	88.9%
161 Corporate Center	Irving	TX	100.0%	1998	105	100.0%	100.0%	100.0%
Park Place on Turtle Creek	Dallas	TX	100.0%	1986	178	91.0%	85.4%	85.4%
Metropolitan Area Subtotal / Weighted Average					1,798	97.6%	96.9%	96.1%
Detroit
150 West Jefferson	Detroit	MI	100.0%	1989	487	80.9%	77.0%	68.0%
Auburn Hills Corporate Center	Auburn Hills	MI	100.0%	2001	120	100.0%	100.0%	100.0%
1075 West Entrance Drive	Auburn Hills	MI	100.0%	2001	210	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					817	88.6%	86.3%	80.9%
Central & South Florida
Sarasota Commerce Center II	Sarasota	FL	100.0%	1999	149	85.9%	85.9%	85.2%
5601 Hiatus Road	Tamarac	FL	100.0%	2001	100	100.0%	100.0%	100.0%
2001 NW 64th Street	Ft. Lauderdale	FL	100.0%	2001	48	100.0%	100.0%	100.0%
400 TownPark	Lake Mary	FL	100.0%	2008	176	89.8%	88.1%	85.8%
Metropolitan Area Subtotal / Weighted Average					473	91.8%	91.1%	90.1%
Houston
1430 Enclave Parkway	Houston	TX	100.0%	1994	313	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					313	100.0%	100.0%	100.0%
Los Angeles
800 North Brand Boulevard	Glendale	CA	100.0%	1990	527	100.0%	99.2%	98.7%
1055 East Colorado Boulevard	Pasadena	CA	100.0%	2001	176	98.9%	94.9%	94.9%
Fairway Center II	Brea	CA	100.0%	2002	134	100.0%	100.0%	100.0%
1901 Main Street	Irvine	CA	100.0%	2001	173	100.0%	93.1%	93.1%
Metropolitan Area Subtotal / Weighted Average					1,010	99.8%	97.5%	97.2%
Minneapolis
Crescent Ridge II	Minnetonka	MN	100.0%	2000	301	83.4%	83.4%	77.1%
US Bancorp Center	Minneapolis	MN	100.0%	2000	933	88.5%	87.1%	85.7%
One Meridian Crossings	Richfield	MN	100.0%	1997	195	100.0%	100.0%	100.0%
Two Meridian Crossings	Richfield	MN	100.0%	1998	189	98.9%	98.4%	94.2%
Metropolitan Area Subtotal / Weighted Average					1,618	90.2%	89.3%	86.8%

Property	City	State	Percent Ownership	Year Built	Rentable Square Footage Owned	Leased Percentage	Commenced Leased Percentage	Economic Leased Percentage (1)

Nashville
2120 West End Avenue	Nashville	TN	100.0%	2000	312	100.0%	100.0%	100.0%
5301 Maryland Way	Brentwood	TN	100.0%	1989	201	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					513	100.0%	100.0%	100.0%
New York
2 Gatehall Drive	Parsippany	NJ	100.0%	1985	405	100.0%	100.0%	100.0%
200 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	309	93.9%	93.9%	91.9%
60 Broad Street	New York	NY	100.0%	1962	1,033	100.0%	99.1%	94.0%
600 Corporate Drive	Lebanon	NJ	100.0%	2005	125	100.0%	100.0%	100.0%
400 Bridgewater Crossing	Bridgewater	NJ	100.0%	2002	299	92.3%	92.3%	92.3%
Metropolitan Area Subtotal / Weighted Average					2,171	98.1%	97.7%	94.9%
Philadelphia
1901 Market Street	Philadelphia	PA	100.0%	1987	801	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					801	100.0%	100.0%	100.0%
Phoenix
Desert Canyon 300	Phoenix	AZ	100.0%	2001	149	100.0%	100.0%	100.0%
Metropolitan Area Subtotal / Weighted Average					149	100.0%	100.0%	100.0%
Washington, D.C.
1201 Eye Street	Washington	DC	49.5% (2)	2001	269	82.2%	65.4%	65.4%
1225 Eye Street	Washington	DC	49.5% (2)	1986	225	88.9%	72.0%	70.7%
400 Virginia Avenue	Washington	DC	100.0%	1985	224	83.5%	80.8%	80.8%
4250 North Fairfax Drive	Arlington	VA	100.0%	1998	306	46.7%	44.1%	32.7%
9211 Corporate Boulevard	Rockville	MD	100.0%	1989	116	27.6%	27.6%	—%
9221 Corporate Boulevard	Rockville	MD	100.0%	1989	115	100.0%	100.0%	100.0%
One Independence Square	Washington	DC	100.0%	1991	334	25.4%	—%	—%
9200 Corporate Boulevard	Rockville	MD	100.0%	1982	109	—%	—%	—%
Two Independence Square	Washington	DC	100.0%	1991	606	100.0%	100.0%	100.0%
Piedmont Pointe I	Bethesda	MD	100.0%	2007	186	68.8%	68.8%	68.8%
Piedmont Pointe II	Bethesda	MD	100.0%	2008	223	60.5%	60.5%	55.6%
Arlington Gateway	Arlington	VA	100.0%	2005	326	96.0%	94.2%	94.2%
Metropolitan Area Subtotal / Weighted Average					3,039	71.2%	65.1%	62.4%

Grand Total					20,697	90.6%	87.4%	83.0%

(1)
Economic leased percentage excludes the square footage associated with executed but not commenced leases for currently vacant spaces and the square footage associated with tenants receiving rental abatements (after proportional adjustments for tenants receiving only partial rental abatements).

(2)	Although Piedmont owns 49.5% of the asset, it is entitled to 100% of the cash flows under the terms of the property ownership entity's joint venture agreement.

Piedmont Office Realty Trust, Inc.
Company Metrics After Aon Center Sale
As of September 30, 2015
($ and square footage in thousands)

The below information on pages 48 and 49 presents certain financial information about the Company as of September 30, 2015 on an actual basis and a pro forma basis giving effect to the completion of the sale of Aon Center in Chicago, IL for $646 million in net proceeds and the use of the net proceeds from that sale to: (1) purchase SunTrust Center in Orlando, FL and Galleria 300 in Atlanta, GA for an aggregate approximately $219 million (exclusive of approximately $17 million in previously deposited earnest money and $20 million in 1031 exchange escrow funds, both of which were outstanding as of September 30, 2015, along with approximately $3 million in seller credits), and (2) repay the outstanding indebtedness under the Company’s revolving line of credit.  The information below has been presented to show the impact of these transactions on certain of the Company’s statistical measures; however, the information below is not intended to present the Company’s operating results on a pro forma basis giving effect to the actions listed above and does not contain all of the information required in connection with pro forma financial statements prepared pursuant to Article 11 of Regulation S-X.

Additional information on the disposition and acquisition transactions can be found in the Subsequent Events section of Financial Highlights and on page 37.

			As of September 30, 2015
	As of September 30, 2015		with Pro Forma Adjustments for the Sale of Aon Center and the Acquisition of SunTrust Center & Galleria 300
Debt Metrics
Total debt / Total gross assets	40.8%		approximately 37%
Average net debt to Core EBITDA (1) (2)	7.3 x		mid 6x's (estimated)
Fixed charge coverage ratio (3)	4.0 x		approximately 4x
Principal amount of debt - fixed rate	$1,850,247	76.0%	$1,850,247	91.6%
Principal amount of debt - floating rate	$583,000	24.0%	$170,000	8.4%
Principal amount of debt - unsecured	$1,933,000	79.4%	$1,520,000	75.2%
Principal amount of debt - secured	$500,247	20.6%	$500,247	24.8%

General Statistical Metrics
Number of consolidated office properties	68		69
Rentable square footage	20,697		19,047
Percent leased	90.6%		91.0%
Percent leased - commenced	87.4%		88.6%
Percent leased - economic	83.0%		84.3%
Non-incremental tenant improvement commitments	$52,328		$35,547
Weighted average lease term remaining	7.1		6.6

(1)
Average net debt as of September 30, 2015 on a pro forma basis is calculated as the Company’s average net debt for the quarter ended September 30, 2015 (i) adjusted for $110 million of stock repurchases occurring during the third quarter of 2015 which were intended to be funded through the expected net proceeds from the sale of Aon Center (rather than through the incurrence of additional long-term indebtedness), and (ii) reduced further for the repayment of the remaining balance under the Company’s revolving line of credit.

(2)
Core EBITDA as of September 30, 2015 on a pro forma basis is calculated as Core EBITDA for the quarter ended September 30, 2015, adjusted to (i) remove contributions from properties sold during the third quarter of 2015, including Eastpoint I & II, 3750 Brookside Parkway and Chandler Forum, (ii) remove the contribution from Aon Center, and (iii) add estimated contributions from SunTrust Center and Galleria 300. The resultant figure is then annualized for the purposes of this calculation.

(3)
Fixed charges as of September 30, 2015 on a pro forma basis are calculated as the Company’s fixed charges for the quarter ended September 30, 2015, adjusted to remove interest expense associated with the Company's unsecured line of credit.

Piedmont Office Realty Trust, Inc.
Company Metrics After Aon Center Sale
As of September 30, 2015
($ and square footage in thousands)

Lease Expiration Schedule                     Geographic Diversification

	As Reported		Pro Forma for Sale of Aon Center and Acquisition of SunTrust Center & Galleria 300 (1)
Expiration Year	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)
Vacant	$—	—	$—	—
2015	3,055	0.5	2,366	0.4
2016	36,039	5.9	35,664	6.5
2017	51,371	8.5	49,710	9.0
2018	51,465	8.5	45,269	8.2
2019	66,129	10.9	72,469	13.2
2020	55,163	9.1	56,329	10.3
2021	39,695	6.5	39,894	7.3
2022	37,479	6.2	36,133	6.6
2023	34,792	5.7	30,720	5.6
2024	46,930	7.7	39,843	7.2
2025	23,996	3.9	22,917	4.2
2026	20,275	3.3	20,040	3.6
2027	33,742	5.6	23,908	4.3
Thereafter	107,484	17.7	74,724	13.6
Total	$607,615	100.0	$549,986	100.0

	As Reported			Pro Forma for Sale of Aon Center and Acquisition of SunTrust Center & Galleria 300 (1)
Location	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Percent Leased (%)	Annualized Lease Revenue	Percentage of Annualized Lease Revenue (%)	Percent Leased (%)
Chicago	$148,546	24.4	87.9	$62,285	11.3	88.7
Washington, D.C.	101,642	16.7	71.2	101,642	18.5	71.2
New York	79,474	13.1	98.1	79,474	14.5	98.1
Minneapolis	45,958	7.6	90.2	45,958	8.4	90.2
Dallas	45,552	7.5	97.6	45,552	8.3	97.6
Boston	45,265	7.5	99.3	45,265	8.2	99.3
Atlanta	32,348	5.3	92.9	41,282	7.5	92.0
Los Angeles	31,106	5.1	99.8	31,106	5.7	99.8
Philadelphia	18,016	3.0	100.0	18,016	3.3	100.0
Detroit	17,007	2.8	88.6	17,007	3.1	88.6
Houston	11,231	1.8	100.0	11,231	2.0	100.0
Central & South Florida	10,715	1.8	91.8	30,413	5.5	90.2
Nashville	10,547	1.7	100.0	10,547	1.9	100.0
Austin	6,659	1.1	100.0	6,659	1.2	100.0
Phoenix	3,549	0.6	100.0	3,549	0.6	100.0
Total	$607,615	100.0	90.6	$549,986	100.0	91.0

(1)
Pro forma Annualized Lease Revenue is calculated by starting with the Company's Annualized Lease Revenue as of September 30, 2015, and deducting therefrom the contribution provided by Aon Center and adding thereto the expected contributions from SunTrust Center and Galleria 300.

Piedmont Office Realty Trust, Inc.
Supplemental Operating & Financial Data
Risks, Uncertainties and Limitations

Certain statements contained in this supplemental package constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act, as applicable. Such information is subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “continue” or similar words or phrases that are predictions of future events or trends and which do not relate solely to historical matters. Examples of such statements in this supplemental package include our estimated Core FFO and Core FFO per diluted share for calendar year 2015 and our anticipated use of net sales proceeds of Aon Center.

The following are some of the factors that could cause our actual results and expectations to differ materially from those described in our forward-looking statements: market and economic conditions remain challenging in some markets we operate in and the demand for office space, rental rates and property values may continue to lag the general economic recovery causing our business, results of operations, cash flows, financial condition and access to capital to be adversely affected or otherwise impact performance, including the potential recognition of impairment charges; the success of our real estate strategies and investment objectives, including our ability to identify and consummate suitable acquisitions and divestitures; lease terminations or lease defaults, particularly by one of our large lead tenants; the impact of competition on our efforts to renew existing leases or re-let space on terms similar to existing leases; changes in the economies and other conditions of the office market in general and of the specific markets in which we operate, particularly in Chicago, Washington, D.C., and the New York metropolitan area; economic and regulatory changes, including accounting standards, that impact the real estate market generally; additional risks and costs associated with directly managing properties occupied by government tenants; adverse market and economic conditions may continue to adversely affect us and could cause us to recognize impairment charges or otherwise impact our performance; availability of financing and our lending banks' ability to honor existing line of credit commitments; costs of complying with governmental laws and regulations; uncertainties associated with environmental and other regulatory matters; potential changes in political environment and reduction in federal and/or state funding of our governmental tenants; we may be subject to litigation, which could have a material adverse effect on our financial condition; our ability to continue to qualify as a real estate investment trust under the Internal Revenue Code; and other factors detailed in our most recent Annual Report on Form 10-K and other documents we file with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this supplemental report. We cannot guarantee the accuracy of any such forward-looking statements contained in this supplemental report, and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.